Exhibit (2) (i)

                        CONFIDENTIAL TREATMENT REQUESTED
     Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.


Exhibit 2.1                                                       EXECUTION COPY
                            ASSET PURCHASE AGREEMENT

                                  by and among

                                   ORKIN, INC.

                                       and

                            WESTERN INDUSTRIES, INC.
                       WESTERN EXTERMINATING COMPANY, INC.
                     WESTERN EXTERMINATING CO., INCORPORATED
              WESTERN EXTERMINATING COMPANY OF ATLANTIC CITY, INC.
                    WESTERN EXTERMINATING COMPANY OF DELAWARE
                 WESTERN EXTERMINATING COMPANY OF FLORIDA, INC.
                 WESTERN EXTERMINATING COMPANY OF MARYLAND, INC.
                  WESTERN EXTERMINATING COMPANY OF PENNSYLVANIA
                 WESTERN EXTERMINATING COMPANY OF VIRGINIA, INC.
                                JBD INCORPORATED
             WESTERN TERMITE & PEST CONTROL OF NORTH CAROLINA, INC.
                             MEA REALTY CO., L.L.C.
                             WEME ASSOCIATES, L.L.C.
                             WECO REALTY CORPORATION
                                 JEANNE S. BURKE
                                RICHARD E. SAMETH
                              and ROBERT A. SAMETH

                               Dated MARCH 8, 2004

                                TABLE OF CONTENTS

                                                                            Page

1.  DEFINITIONS AND USAGE.....................................................1
    1.1   Definitions.........................................................1
    1.2   Usage...............................................................14

2.  SALE AND TRANSFER OF ASSETS; CLOSING......................................15
    2.1   Assets To Be Sold...................................................15
    2.2   Excluded Assets.....................................................17
    2.3   Consideration.......................................................17
    2.4   Liabilities.........................................................18
    2.5   Allocation..........................................................20
    2.6   Closing.............................................................21
    2.7   Closing Obligations.................................................21
    2.8   Adjustments to Purchase Price.......................................23
    2.9   Adjustment Procedures...............................................24

3.  REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS.................26
    3.1   Organization And Good Standing......................................26
    3.2   Enforceability; Authority; No Conflict..............................27
    3.3   Capitalization......................................................28
    3.4   Financial Statements................................................28
    3.5   Books And Records; Financial Controls...............................29
    3.6   Sufficiency Of Assets...............................................29
    3.7   Description Of Real Property........................................29
    3.8   Description Of Real Property Leases.................................29
    3.9   Title To Assets; Encumbrances.......................................29
    3.10  Condition Of Facilities.............................................30
    3.11  Accounts Receivable.................................................30
    3.12  Inventories.........................................................31
    3.13  No Undisclosed Liabilities..........................................31
    3.14  Taxes...............................................................31
    3.15  No Material Adverse Change..........................................33
    3.16  Employee Benefits...................................................33
    3.17  Compliance With Legal Requirements; Governmental Authorization......36
    3.18  Legal Proceedings; Orders...........................................37
    3.19  Absence Of Certain Changes And Events...............................38
    3.20  Contracts; No Defaults..............................................39
    3.21  Insurance...........................................................41
    3.22  Environmental Matters...............................................43
    3.23  Employees...........................................................46
    3.24  Labor disputes, Compliance..........................................46
    3.25  Intellectual Property Assets........................................47
    3.26  Relationships With Related Persons..................................50
    3.27  Advisers............................................................50

                                                                            Page
    3.28  Disclosure..........................................................50

4.  REPRESENTATIONS AND WARRANTIES OF BUYER...................................51
    4.1   Organization And Good Standing......................................51
    4.2   Authority; No Conflict..............................................51
    4.3   Certain Proceedings.................................................52
    4.4   Brokers Or Finders..................................................52

5.  COVENANTS OF SELLER PRIOR TO CLOSING......................................52
    5.1   Access And Investigation............................................52
    5.2   Operation Of The Business Of Seller.................................53
    5.3   Negative Covenant...................................................54
    5.4   Required Approvals..................................................54
    5.5   Notification........................................................54
    5.6   No Negotiation......................................................55
    5.7   Best Efforts........................................................55
    5.8   Interim Financial Statements........................................55
    5.9   Payment Of Liabilities..............................................55
    5.10  Lien Releases.......................................................55
    5.11  Additional Real Property Matters....................................55

6.  COVENANTS OF BUYER PRIOR TO CLOSING.......................................56
    6.1   Required Approvals..................................................56
    6.2   Best Efforts........................................................57

7.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.......................57
    7.1   Accuracy Of Representations.........................................57
    7.2   Seller's Performance................................................57
    7.3   Consents............................................................57
    7.4   Additional Documents................................................57
    7.5   No Proceedings......................................................58
    7.6   No Conflict.........................................................59
    7.7   Title Insurance.....................................................59
    7.8   Governmental Authorizations.........................................59
    7.9   Employees...........................................................59
    7.10  Ancillary Agreement.................................................59
    7.11  Revenue Validation..................................................60

8.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE......................60
    8.1   Accuracy Of Representations.........................................60
    8.2   Buyer's Performance.................................................60
    8.3   Consents............................................................60
    8.4   Additional Documents................................................60
    8.5   No Injunction.......................................................61

9.  TERMINATION...............................................................61
    9.1   Termination Events..................................................61
    9.2   Effect Of Termination...............................................62

                                                                            Page
10. ADDITIONAL COVENANTS......................................................62
    10.1  Employees And Employee Benefits.....................................62
    10.2  Certain Tax Matters.................................................66
    10.3  Payment Of Other Retained Liabilities...............................67
    10.4  Reports and Returns.................................................67
    10.5  Assistance In Proceedings; Enforcement of Obligations...............67
    10.6  Noncompetition, Nonsolicitation And Nondisparagement................67
    10.7  Customer And Other Business Relationships...........................68
    10.8  Retention Of And Access To Records..................................68
    10.9  Termite Contract Covenants..........................................69
    10.10 Receivables Repurchase Obligations..................................69
    10.11 Disposal of Obsolete inventory......................................70
    10.12 Further Assurances..................................................70

11. INDEMNIFICATION; REMEDIES.................................................70
    11.1  Survival............................................................70
    11.2  Indemnification And Reimbursement By Seller And Shareholders........71
    11.3  Indemnification and Reimbursement by Buyer..........................72
    11.4  Limitations On Amount -- Seller And Shareholders....................72
    11.5  Limitations On Amount -- Buyer......................................73
    11.6  Time Limitations....................................................73
    11.7  Payment; Escrow.....................................................74
    11.8  Third-Party Claims..................................................74
    11.9  Procedures for Indemnification......................................76
    11.10 Indemnification In Case Of Strict Liability Or Negligence of
          Indemnified Person..................................................76
    11.11 Environmental Work at Designated Facilities.........................77
    11.12 Miscellaneous.......................................................78

12. CONFIDENTIALITY...........................................................79
    12.1  Definition Of Confidential Information..............................79
    12.2  Restricted Use Of Confidential Information..........................80
    12.3  Exceptions..........................................................80
    12.4  Legal Proceedings...................................................81
    12.5  Return Or Destruction Of Confidential Information...................81
    12.6  Attorney-Client Privilege...........................................81

13. GENERAL PROVISIONS........................................................82
    13.1  Expenses............................................................82
    13.2  Public Announcements................................................82
    13.3  Notices.............................................................83
    13.4  Jurisdiction; Service Of Process....................................84
    13.5  Enforcement Of Agreement............................................84
    13.6  Waiver; Remedies Cumulative.........................................84
    13.7  Entire Agreement And Modification...................................85
    13.8  Disclosure Letter...................................................85
    13.9  Assignments, Successors And No Third-Party Rights...................85
    13.10 Severability........................................................85

                                                                            Page
    13.11 Construction........................................................86
    13.12 Time Of Essence.....................................................86
    13.13 Governing Law.......................................................86
    13.14 Execution Of Agreement..............................................86
    13.15 Shareholder Obligations.............................................86
    13.16 Representative Of Seller And Shareholders...........................86

                              TABLE OF DEFINITIONS


Accounts Receivable............................................................1
Active Employees...............................................................2
Actual Net Asset Adjustment....................................................2
Actual Payment.................................................................2
Adjustment Amounts.............................................................2
Appraised Real Property Value..................................................2
Appurtenances..................................................................2
Assets.........................................................................2
Assignment and Assumption Agreement............................................2
Assumed Liabilities............................................................2
Assumed Payables...............................................................2
Assumed Payables and Equivalents...............................................2
Assumed Plans..................................................................2
Balance Sheet..................................................................2
Basket.........................................................................2
Best Efforts...................................................................2
Bill of Sale...................................................................3
Breach.........................................................................3
Bulk Sales Laws................................................................3
Business Day...................................................................3
Buyer..........................................................................3
Buyer Closing Documents........................................................3
Buyer Contact..................................................................3
Buyer Group....................................................................3
Buyer Indemnified Persons......................................................3
Buyer Net Cost.................................................................3
Closing........................................................................3
Closing Acquired New Assets....................................................3
Closing Cash Payment...........................................................3
Closing Date...................................................................3
COBRA..........................................................................4
Code...........................................................................4
Competing Business.............................................................4
Confidential Information.......................................................4
Consent........................................................................4
Consulting Agreement...........................................................4
Contemplated Transactions......................................................4
Contract.......................................................................4
Copesan........................................................................4
Copesan Receivable.............................................................4
Copyrights.....................................................................4
Damages........................................................................4
DC Plan........................................................................4
DC Plan Trust Agreement........................................................4

                                                                            Page

Deemed Real Property Value....................................................10
Deferred Revenue...............................................................4
Designated Employees...........................................................4
Designated Facilities..........................................................4
Disclosure Letter..............................................................4
Effective Time.................................................................4
Employee Plans.................................................................5
Employment Agreement...........................................................5
Encumbrance....................................................................5
Environmental Assessment Report................................................5
Environmental Law..............................................................5
Environmental Permits..........................................................6
Environmental Reports..........................................................6
Environmental Work.............................................................6
Environmental, Health and Safety Liabilities...................................5
ERISA..........................................................................6
ERISA Affiliate................................................................6
Escrow.........................................................................6
Escrow Agreement...............................................................6
Estimated Acquired Net Assets..................................................6
Exchange Act...................................................................6
Excluded Assets................................................................6
Facilities.....................................................................6
Final Touch Agreement..........................................................6
GAAP...........................................................................6
Governing Documents............................................................6
Governmental Authorization.....................................................7
Governmental Body..............................................................7
Hazardous Material.............................................................7
Hired Active Employees.........................................................7
HSR Act........................................................................7
Improvements...................................................................7
Indemnified Person.............................................................7
Indemnifying Person............................................................7
Intellectual Property Assets...................................................8
Interim Balance Sheet and Operating Statement..................................8
Inventories....................................................................8
IRS............................................................................8
ISRA...........................................................................8
Knowledge......................................................................8
Land...........................................................................8
Lease..........................................................................8
Legal Requirement..............................................................8
Liability......................................................................8
Marks..........................................................................9

                                                                            Page

Material Adverse Effect........................................................9
Material Consents..............................................................9
Maximum Indemnification Amount.................................................9
Negotiation Period............................................................76
Net Asset Adjustment Amount....................................................9
Net Names......................................................................9
Noncompetition Agreements......................................................9
Nonmaterial Consents...........................................................9
Non-Real Estate Encumbrance....................................................9
Occupational Safety and Health Law.............................................9
Occupational Safety and Health Liabilities.....................................9
Order..........................................................................9
Ordinary Course of Business....................................................9
Part..........................................................................10
Patents.......................................................................10
Permit........................................................................10
Permitted Encumbrances........................................................10
Permitted Non-Real Estate Encumbrances........................................10
Person........................................................................10
Pest Business.................................................................10
Pest Services.................................................................10
Potential Successor Tax.......................................................10
Proceeding....................................................................10
Purchase Price................................................................10
QSub..........................................................................10
Real Estate Encumbrances......................................................10
Real Property.................................................................10
Real Property Lease...........................................................10
Receivable Date...............................................................10
Receivable Notice.............................................................11
Record........................................................................11
Related Person................................................................11
Release.......................................................................12
Remedial Action...............................................................12
Representative................................................................12
Residex Assets................................................................12
Residex Receivable............................................................12
Restricted Material Contracts.................................................12
Restricted Nonmaterial Contracts..............................................12
Restricted Other Material Contracts...........................................12
Restricted Pest Service Material Contracts....................................12
Retained Liabilities..........................................................12
Reviewed Financial Statements.................................................12
S Corporation.................................................................12
Securities Act................................................................12

                                                                            Page

Seller........................................................................12
Seller Closing Documents......................................................12
Seller Contact................................................................12
Seller Contract...............................................................12
Severance Escrow..............................................................13
Shareholders..................................................................13
Software......................................................................13
Special Severance Arrangement.................................................13
Specified Employee Liabilities................................................13
Subsidiary....................................................................13
Tangible Personal Property....................................................13
Tax...........................................................................13
Tax Return....................................................................14
Termite Guarantee Contract....................................................14
Third Party...................................................................14
Third Party Claim.............................................................14
Threat of Release.............................................................14
Title Comitments..............................................................14
Title Objection...............................................................14
Trade Secrets.................................................................14
Transfer Taxes................................................................14
WARN Act......................................................................14
Work Plan.....................................................................14

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is dated March 8, 2004, by and among ORKIN, INC., a Delaware corporation ("Buyer"); WESTERN INDUSTRIES, INC., a New Jersey corporation, WESTERN EXTERMINATING COMPANY, INC., a New Jersey corporation, WESTERN EXTERMINATING CO., INCORPORATED, a Delaware corporation, WESTERN EXTERMINATING COMPANY OF ATLANTIC CITY, INC., a New Jersey corporation, WESTERN EXTERMINATING COMPANY OF DELAWARE, a Delaware corporation, WESTERN
EXTERMINATING  COMPANY  OF  FLORIDA,   INC.,  a  Florida  corporation,   WESTERN
EXTERMINATING  COMPANY  OF  MARYLAND,  INC.,  a  Maryland  corporation,  WESTERN
EXTERMINATING COMPANY OF PENNSYLVANIA, a Pennsylvania corporation, WESTERN EXTERMINATING COMPANY OF VIRGINIA, INC., a Virginia corporation, JBD INCORPORATED, a Delaware corporation, WESTERN TERMITE & PEST CONTROL OF NORTH CAROLINA, INC., a North Carolina corporation, MEA REALTY CO., L.L.C., a New Jersey limited liability company, WEME ASSOCIATES, L.L.C., a New Jersey limited liability company, and WECO REALTY CORPORATION, a New Jersey corporation (collectively, "Seller"); JEANNE S. BURKE, a resident of New Jersey ("Jeanne"); RICHARD E. SAMETH, a resident of New Jersey ("Dick"), and ROBERT A. SAMETH, a resident of New Jersey ("Bob"; Jeanne, Dick, and Bob are referred to herein as "Shareholders").

                                    RECITALS


     WHEREAS, Seller is engaged in the Pest Business; and

     WHEREAS, the Shareholders own all of the issued and outstanding equity interests of Seller; and

     WHEREAS, Buyer desires to purchase substantially all of the assets owned and used by Seller in connection with the Pest Business and assume certain liabilities of Seller in connection therewith, all upon terms and conditions hereinafter set forth.

     The parties, intending to be legally bound, agree as follows:

1    DEFINITIONS AND USAGE

     1.1  Definitions

     For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

     "Accounts Receivable" -- (a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing. Provided, however, that

Accounts Receivable shall not include any Related Person Receivable, any Copesan Receivable or any Residex Receivable.

     "Active Employees" - as defined in Section 10.1(a).

     "Actual Net Asset Adjustment" - as defined in Section 2.9(b).

     "Actual Payables" - as defined in Section 2.9(b).

     "Adjustment Amounts" - those adjustments defined in Section 2.8.

     "Appraised Real Property Value" - the value of each parcel of Real Property, as determined pursuant to the most recent appraisals of the Real Property prior to the date of this Agreement.

     "Appurtenances" -- all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of the Land, including all easements appurtenant to and for the benefit of any Land (a "Dominant Parcel") for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

     "Assets" -- as defined in Section 2.1.

     "Assignment and Assumption Agreement" -- as defined in Section 2.7(a)(ii).

     "Assumed Liabilities" -- as defined in Section 2.4(a).

     "Assumed Payables" -- those Assumed Liabilities described in Sections 2.4(a)(i), 2.4(a)(ii) and 2.4(a)(iii).

     "Assumed Payables and Equivalents" -- the Assumed Payables, and the Specified Employee Liabilities.

     "Assumed Plans" - as defined in Section 2.l(m).

     "Balance Sheet" -- as defined in Section 3.4.

     "Basket" - as defined in Section 11.4(b).

     "Best Efforts" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

     "Bill of Sale" -- as defined in Section 2.7(a)(i).

     "Breach" -- any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

     "Bulk Sales Laws" -- as defined in Section 5.9.

     "Business Day" -- any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York, New York are permitted or required to be closed.

     "Buyer" -- as defined in the first paragraph of this Agreement.

     "Buyer Closing Documents" - as defined in Section 4.2(a).

     "Buyer Contact" - as defined in Section 12.2(a).

     "Buyer Group" - as defined in Section 5.1.

     "Buyer Indemnified Persons" -- as defined in Section 11.2.

     "Buyer Net Cost" - the amount equal to actual, out-of-pocket costs incurred by Buyer on the Environmental Work, as adjusted by the Tax benefit with regard to such actual, out-of-pocket costs obtained by Buyer. For purposes of the initial determination of Buyer Net Cost, the Tax benefit obtained by Buyer shall be assumed to be equal to [***]% of the actual, out of pocket costs incurred, so that the Buyer Net Cost of each dollar of expenditure shall initially be assumed to be [***] cents. Buyer may determine its actual effective Tax rate for the Tax year in which the withdrawal from the Escrow for such expenditure was made pursuant to Section 11.11 and propose an adjustment based on a comparison of that rate to [***]%.

     "Closing" -- as defined in Section 2.6.

     "Closing Cash Payment" - as defined in Section 2.3.

     "Closing Date" -- the date on which the Closing actually takes place.

     "Closing Acquired Net Assets" - equal to the [***] of Accounts Receivable, Inventory, Tangible Personal Property, Improvements to Real Property leased by Seller from Third Parties, and Assets described in Section 2.1(l) hereof, [***] Deferred Revenue, all as determined in accordance with Section 2.9 hereof.

     "COBRA" -- as defined in Section 3.16(d).

     "Code" -- the Internal Revenue Code of 1986, as amended.

     "Competing Business" - as defined in Section 3.26.

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

     "Confidential Information" -- as defined in Section 12.1.

     "Consent"  --  any  approval,  consent,   ratification,   waiver  or  other
authorization.

     "Consulting Agreement" - as defined in Section 10.1(k).

     "Contemplated Transactions" -- all of the transactions contemplated by this Agreement.

     "Contract" -- any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

     "Copesan" - Copesan Services, Inc., an alliance of regional pest management companies through which the member companies provide pest control services to customers.

     "Copesan Receivable" - receivables derived from the performance of Pest Services pursuant to a contract or subcontract with Copesan.

     "Copyrights" -- as defined in Section 3.25(a)(iii).

     "Damages" -- as defined in Section 11.2.

     "DC Plan" -- as defined in Section 2.4(a)(x).

     "DC Plan Trust Agreement" -- as defined in Section 2.4(a)(x).

     "Deferred Revenue" - the deferred termite reinspection revenue resulting from the sale of termite guarantee contracts which expire after the year sold, and/or deferred pest control service contract revenue resulting from the sale of service contracts payable in advance.

     "Designated Employees" - as defined in Section 10.1(i)(ii).

     "Designated Facilities" - as defined in Section 11.11.

     "Disclosure Letter" -- the disclosure letter delivered by Seller and Shareholders to Buyer concurrently with the execution and delivery of this Agreement.

     "Effective Time" - 12:01 a.m. on the Closing Date.

     "Employee Plans" -- as defined in Section 3.16(a).

     "Employment Agreement" -- as defined in Section 2.7(a)(viii).

     "Encumbrance"  -- any charge,  claim,  community or other marital  property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership, other than those arising in connection with taxes not yet due or payable.

     "Environmental Assessment Report" - all reports of environmental due diligence, borings, samplings and other environmental, geological, engineering, percolation, hydrologic, feasibility or landscaping tests or studies conducted by or on behalf of Buyer or the Buyer Group pursuant to Section 5.1.

     "Environmental Law" -- all Legal Requirements existing as of the date hereof relating to pollution or protection of the environment, including Legal Requirements governing the use, storage, disposal, discharge, cleanup or reporting of Hazardous Materials. "Environmental Law" specifically includes but is not limited to: (i) ISRA; (ii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. ss.9601 et seq. ("CERCLA"); (iii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C.A. ss.6901 et seq. ("RCRA"); (iv) the Clean Water Act, 33 U.S.C.A. ss.1344 et seq.; (v) the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.; (vi) the New Jersey Underground Storage Tank Act, N.J.S.A. 58:10A-21 et seq.; (vii) the New Jersey Freshwater Wetlands Protection Act, N.J.S.A. 13:9B-1 et seq.;
(viii) the New Jersey Hazardous Substances Discharge Reports and Notices Act, N.J.S.A. 13:1K-15 et seq.; and (ix) the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; together with, in each case, the accompanying regulations, all as may be amended from time to time prior to the date hereof.

     "Environmental  Liabilities" -- any Liability,  cost, damages,  expense, or
obligation   arising  from  or  under  any  Environmental  Law  including  those consisting of or relating to:

     (a)......any  environmental  matter  or  condition  (including  on-site  or off-site contamination and regulation of any chemical substance or product);

     (b)......any  fine,  penalty,   judgment,   award,  settlement,   legal  or
administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law;

     (c)......financial  responsibility  under any Environmental Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remedial or response actions required by any Environmental Law and for any natural resource damages under any Environmental Law; or

     (d)......any  other  compliance,  corrective or remedial  measure  required under any Environmental Law, including any Remedial Action.

     The  terms  "removal,"   "remedial"  and  "response   action"  include  the
activities covered by CERCLA.

     "Environmental Permits" - as defined in Section 3.22(p).

     "Environmental Reports" - as defined in Section 3.22(i).

     "Environmental Work" -- any environmental assessment, environmental remediation, environmental report or evaluation, or related activities (to include professional services rendered by consultants and/or attorneys) which are undertaken (a) to comply with Environmental Laws; (b) to comply with the provisions of any lease or similar agreement; (c) to avoid the imposition on Buyer of any Environmental Liability; or (d) to address an imminent and substantial threat to human health or the environment, other than activities undertaken to comply with the requirements of the ISRA.

     "ERISA" -- the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" - as defined in Section 3.16(a).

     "Escrow" - as defined in Section 2.7(b)(ii).

     "Escrow Agreement" -- as defined in Section 2.7(a)(x).

     "Estimated Acquired Net Assets" - as defined in Section 2.8(b).

     "Exchange Act" -- the Securities Exchange Act of 1934.

     "Excluded Assets" -- as defined in Section 2.2.

     "Facilities" -- any real property, leasehold or other interest in real property currently owned or operated by Seller, including the Tangible Personal Property used or operated by Seller at the locations specified in Section 3.7 and Section 3.8. Notwithstanding the foregoing, for purposes of the definition of "Remedial Action," Section 3.22 and Section 11.11, "Facilities" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Seller or by Residex Corporation, a New Jersey corporation and a Related Person of Seller.

     "[***] Agreement" - the Asset Purchase Agreement dated February 2, 2004 by and among Western Exterminating Company of Atlantic City, Inc., [***] Termite & Pest, Inc., a New Jersey corporation, and [***].

     "GAAP" -- generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Reviewed Financial Statements and the other financial statements referred to in
Section 3.4 were prepared.

     "Governing Documents" -- with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

obligations of the equityholders of any Person; and (g) any amendment or supplement to any of the foregoing.

     "Governmental Authorization" -- any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- any:

     (a)......nation,  state, county, city, town, borough,  village, district or other jurisdiction;

     (b)......federal, state, local, municipal, foreign or other government;

     (c)......governmental   or  quasi-governmental   authority  of  any  nature
(including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

     (d)......multinational organization or body;

     (e)......body  exercising,  or  entitled or  purporting  to  exercise,  any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

     (f)......official of any of the foregoing.

     "Hazardous Material" -- (A) any chemical, substance, waste or pollutant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental law, including "hazardous substances", "hazardous wastes" or "hazardous materials" defined as such in (or for purposes of) any Environmental Law; and (B) any petroleum product or by-product, asbestos or asbestos-containing materials, urea formaldehyde, mold, asbestos or PCBs.

     "Hired Active Employees" - as defined in section 10.1(b)(i).

     "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act.

     "Improvements" -- all buildings, structures, fixtures and improvements attached to and located on the Land, including those under construction.

     "Indemnified Person" -- as defined in Section 11.8(a).

     "Indemnifying Person" -- as defined in Section 11.8(a).

     "Intellectual Property Assets" -- as defined in Section 3.25(a).

     "Interim  Balance Sheet and  Operating  Statement" -- as defined in Section
3.4.

     "Inventories" -- all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods or delivery of services.

     "IRS" -- the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

     "ISRA" -- the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and the accompanying -- --- regulations, as amended from time to time.

     "Knowledge" -- an individual will be deemed to have Knowledge of a particular fact or other matter if:

     (a)......that individual is actually aware of that fact or matter; or

     (b)......a  prudent  individual  could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

     A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has Knowledge of that fact or other matter (as set forth in (a) and
(b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

     "Land" -- all parcels and tracts of land in which Seller has an ownership interest.

     "Lease" -- any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

     "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

     "Liability" -- with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

     "Marks" -- as defined in Section 3.25(a)(i).

     "Material Adverse Effect" - with respect to a Person is an event, change or occurrence that individually, or together with any other event, change or occurrence, has a material adverse impact on the financial position, business or results of operations of such Person; provided, however, that the term "Material Adverse Effect" shall not include (i) changes in the overall industry or markets in which the Person operates, (ii) changes in GAAP; (iii) actions or omissions of such Person taken with the prior written consent of the other party to this Agreement, (iv) changes of which the other party to this Agreement has prior knowledge that result from actions taken or to be taken in connection with the sale of the Assets, or (v) any state of facts described in the Disclosure Letter attached hereto (without regard to any amendment or supplement thereto from and after the date hereof).

     "Material Consents" -- as defined in Section 7.3.

     "Maximum Indemnification Amount" - as defined in Section 11.4(a).

     "Net Names" - as defined in section 3.25(a)(vi).

     "Net Asset Adjustment Amount" - as defined in Section 2.8(b).

     "Noncompetition Agreements" -- as defined in Section 2.7(a)(ix).

     "Nonmaterial Consents" - as defined in Section 2.10(b).

     "Non-Real Estate Encumbrance" - as defined in Section 3.9(d).

     "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the federal Occupational Safety and Health Act.

     "Occupational Safety and Health Liabilities" - any cost, damages, expense, liability, obligation or other responsibility arising from or under any Occupational Safety and Health Law.

     "Order" -- any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

     "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

     (a)......is  consistent  in  nature,  scope  and  magnitude  with  the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

     (b)......does  not  require  authorization  by the  board of  directors  or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

     (c)......is  similar in nature,  scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

     "Part" -- a part or section of the Disclosure Letter.

     "Patents" -- as defined in Section 3.25(a)(ii).

     "Permit" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Environmental Law.

     "Permitted Encumbrances" -- as defined in Section 3.9(d).

     "Permitted Non-Real Estate Encumbrances" - as defined in Section 3.9(d).

     "Permitted Real Estate Encumbrance" - as defined in Section 5.11.

     "Person" -- an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

     "Pest Business" -- the provision of Pest Services by Seller to customers.

     "Pest   Services"  --  the  provision  of  termite,   pest  control,   pest
elimination, or fumigation services.

     "Potential Successor Tax" -- any Taxes owed by Seller as of the Closing Date with respect to which Buyer may have successor liability.

     "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price" -- as defined in Section 2.3.

     "QSub" -- qualified subchapter S subsidiary within the meaning of Section 1361(b)(3)(B) of the Code.

     "Real Estate Encumbrances" - as defined in Section 3.9(a).

     "Real Property" -- the Land, Improvements, and all Appurtenances thereto.

     "Real Property Lease" - any lease or rental agreement pertaining to the occupancy of any improved space on any real property other than the Land.

     "Receivable Date" - as defined in Section 10.10(b).

     "Receivable Notice" - as defined in Section 10.10(b).

     "Record" -- information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

     "Related Person" --

With respect to a particular individual:

     (a)......each other member of such individual's Family;

     (b)......any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

     (c)......any  Person in which  members  of such  individual's  Family  hold
(individually or in the aggregate) a Material Interest; and

     (d)......any  Person  with  respect  to which one or more  members  of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

     (a)......any  Person that directly or indirectly  controls,  is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

     (b)......any  Person  that  holds a  Material  Interest  in such  specified
Person;

     (c)......each Person that serves as a director,  officer, partner, executor or trustee of such specified Person (or in a similar capacity);

     (d)......any  Person  in  which  such  specified  Person  holds a  Material
Interest; and

     (e)......any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

     For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and
(c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

     "Release" -- any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

     "Remedial Action" -- all actions required under applicable Environmental Law at any Facility (a) to clean up, remove or treat any Hazardous Material; (b) to prevent the Release or

Threat of Release, to address the presence of, or to minimize the further Release of any Hazardous Material; (c) to perform pre-remedial studies and investigations or any monitoring or post-remedial care with respect to a release of Hazardous Materials; or (d) to comply with, or to bring the Facility and the operations conducted thereon into compliance with, Environmental Laws.

     "Representative" -- with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

     "Restricted Material Contracts" - as defined in Section 2.10(a)(ii).

     "Restricted Nonmaterial Contracts" - as defined in Section 2.10(b)

     "Restricted Other Material Contracts" - as defined in Section 2.10(a)(ii).

     "Restricted Pest Service Material Contracts" - as defined in Section 2.10(a)(i).

     "Residex Assets"-- assets (other than Land) used by Seller solely in the operation of its chemical distribution business.

     "Residex Receivable" -- receivables attributable to the conduct by Seller of its chemical distribution business.

     "Retained Liabilities" -- as defined in Section 2.4(b).

     "Reviewed Financial Statements" -- as defined in Section 3.4.

     "S Corporation" -- an S corporation within the meaning of Section 1361(a)(1) of the Code.

     "Securities Act" - the Securities Act of 1933.

     "Seller" -- as defined in the first paragraph of this Agreement.

     "Seller Closing Documents" - as defined in Section 3.2(a).

     "Seller Contact" - as defined in Section 12.2(a).

     "Seller Contract" -- any Contract (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound.

     "Severance Escrow" - as defined in Section 10.1(i).

     "Shareholders" -- as defined in the first paragraph of this Agreement.

     "Software" -- all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

     "Special Severance Arrangement" - as defined in Section 10.1(i).

     "Specified Employee Liabilities" -- as defined in Section 2.4(a)(ix).

     "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

     "Tangible Personal Property" -- all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories or Improvements) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

     "Tax" or "Taxes" -- (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind, imposed by any Governmental Body, including, without limitation, taxes or other charges on, measured by, or with respect to income, franchise, windfall, or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth taxes; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and custom's duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period;
(iii) any liability for the payment of any amounts of the type described in (i) as a result of being a person required by law to withhold or collect taxes imposed on another person; (iv) any liability for the payment of amounts of the type described in (i), (ii) or (iii) as a result of being a transferee of, or a successor in interest to, any person, or as a result of an express or implied obligation to indemnify any person (including by reason of a tax sharing, tax reimbursement or tax indemnification agreement); and (v) any and all interest, penalties (civil or criminal), additions to tax and additional amounts imposed in connection with or with respect to any amounts described in (i), (ii), (iii) or (iv), and any liability, loss, cost or expense (including professional fees) in connection with the determination, settlement or litigation of any Tax liability.

     "Tax Return" -- any return, report, statement, form or other documentation (including any additional or supporting material and any amendments or supplements (including claims for refund)) filed or maintained, or required to be filed or maintained, with respect to or in connection with the calculation, determination, assessment, collection or administration of any Taxes.

     "Termite Guarantee Contract" -- a contract entered into to guarantee retreatment or replacement of structures damaged by termites.

     "Third Party" -- a Person that is not a party to this Agreement.

     "Third-Party Claim" -- any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

     "Threat of Release" -- a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the environment that may result from such Release.

     "Title Commitments" - as defined in Section 5.11.

     "Title Objection" - as defined in Section 5.11(a)

     "Trade Secrets" - as defined in Section 3.25(a)(v).

     "Transfer Taxes" -- all sales, use, transfer, documentary, stamp, recording and similar non-income taxes or fees (including penalties or interest) that arise as a result of the sale of the Assets pursuant to this Agreement.

     "WARN Act" -- as defined in Section 3.23(d).

     "Work Plan" - as defined in Section 11.11(b).

     1.2......Usage

          (a)......Interpretation.  In this  Agreement,  unless a clear contrary intention appears:

               (i)......the  singular number includes the plural number and vice versa;

               (ii).....reference   to  any  Person   includes   such   Person's
          successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

               (iii)....reference to any gender includes each other gender;

               (iv).....reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

               (v)......reference  to any Legal  Requirement  means  such  Legal
          Requirement as amended, modified or codified, in whole or in part, and in effect as of the date of this Agreement and the Effective Time, including rules and regulations promulgated thereunder (including, without limitation, IRS revenue rulings), and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement in effect as of the date of this Agreement and the Effective Time and constituting the substantive amendment, modification or codification of such section or other provision;

               (vi)....."hereunder,"  "hereof,"  "hereto,"  and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

               (vii)...."including"  (and with  correlative  meaning  "include")
          means including without limiting the generality of any description preceding such term;

               (viii)..."or" is used in the inclusive sense of "and/or";

               (ix).....with respect to the determination of any period of time,
          "from" means "from and including"  and "to" means "to but  excluding";
          and

               (x)......references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

          (b)......Accounting   Terms  and   Determinations.   Unless  otherwise
     specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

          (c)......Legal  Representation  of the  Parties.  This  Agreement  was
     negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

2........SALE AND TRANSFER OF ASSETS; CLOSING

     2.1......Assets To Be Sold

     Upon the terms and subject to the conditions set forth in this Agreement, at the Closing and effective as of the Effective Time, Seller shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title, and interest in and to all of Seller's property and assets, real, personal, or mixed, tangible and intangible, of every kind and description, wherever located, belonging to Seller and which relate to the Pest Business, including the following (but excluding the Excluded Assets):

          (a)......all Real Property;

          (b)......all   Tangible  Personal  Property,   including  those  items
     described in Part 2.1(b); -----------

          (c)......all Inventories;

          (d)......all Accounts Receivable;

          (e)......all  Real  Property  Leases except as  specifically  excluded under Part 2.2(m); -----------

          (f)......all Seller Contracts,  including those listed in Part 3.20(a)
     and not excluded under Part 2.2(m), and all outstanding offers or solicitations made by or to Seller to enter into any Contract;

          (g)......all Governmental  Authorizations and all pending applications therefore or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Part 3.17(b);

          (h)......all  data and Records  related to the  operations  of Seller, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, Tax Returns and other Tax Records (except that with respect to Tax Returns and other Tax Records, only copies thereof) creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records and other Records described in Section 2.2(i);

          (i)......all  of  the  intangible   rights  and  property  of  Seller,
     including Intellectual Property Assets, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings and those items listed in Parts 3.25(d), (e), (f) and (h);

          (j)......all  insurance  benefits,   including  rights  and  proceeds,
     arising from or relating to the Assets or the Assumed Liabilities prior to the Effective Time, unless expended in accordance with this Agreement;

          (k)......all  claims of Seller  against third parties  relating to the
     Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in Part 2.1(k);

          (l)......all rights of Seller relating to deposits,  prepaid rent, and other prepaid expenses, claims for refunds and rights to offset in respect thereof that are not excluded under Section 2.2(j);

          (m)......all  rights of Seller  relating  to its  sponsorship  of each
     Employee Plan listed on Part 2.1(m) (the "Assumed Plans"); and

          (n)......all other properties and assets of every kind, character, and description, tangible or intangible, owned by Seller and used or held for use in connection with the Pest Business, whether or not similar to the items specifically set forth above.

     All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets."

     Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).

     2.2......Excluded Assets

     Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the
Closing:

          (a)......all cash, cash equivalents, securities available for sale and short-term investments;

          (b)......the Copesan Receivables;

          (c)......ownership  interests in C.P.S.  Insurance  Company,  Ltd. and
     Copesan;

          (d)......intercompany accounts, advances to affiliates and amounts due from Related Persons;

          (e)......Residex Assets and Residex Receivables;

          (f)......all minute books, stock Records and corporate seals;

          (g)......the shares of capital stock of Seller held in treasury;

          (h)......all life insurance policies and rights thereunder,  except as otherwise set forth herein;

          (i)......all  personnel  Records  and  other  Records  that  Seller is required by law to retain in its possession;

          (j)......any  refunds  or rights or  claims  to  refunds  of Taxes for periods prior to the Effective Time, including all rights and claims for any Taxes of Seller related to the Business;

          (k)......all rights of Seller under this Agreement,  the Bill of Sale, the Assignment and Assumption Agreement and the Escrow Agreement;

          (l)......each Employee Plan other than an Assumed Plan; and

          (m)......the  property and assets expressly designated in Part 2.2(m).

     2.3......Consideration

     The  consideration  for the Assets and the  Noncompetition  Agreements (the
"Purchase   Price")  will  be  (a)  ONE  HUNDRED  AND  THREE   MILLION   DOLLARS
($103,000,000), [***] the Assumed Payables and Equivalents; [***] [***]

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

[***] DOLLARS AND [***] CENTS ($[***]), as reimbursement for the cash payment under Section 1.3(a) of the [***] Agreement; plus or minus the Net Asset Adjustment Amount; and (b) the assumption of the Assumed Liabilities. At the Closing, the Purchase Price shall be delivered by Buyer to Seller as follows:
(a) [***] DOLLARS ($[***]) shall be paid to the escrow agent pursuant to the Escrow Agreement and Section 2.7(b)(ii); (b) [***] DOLLARS ($[***]) shall be deposited into the Severance Escrow as provided in Section 10.1(i); (c) Buyer shall assume the Assumed Liabilities by the execution and delivery of the Assignment and Assumption Agreement; and (d) the remainder of the Purchase Price, preliminarily determined as set forth in Sections 2.8 and 2.9 below (the "Closing Cash Payment"), shall be paid by wire transfer at the Closing.

     2.4......Liabilities

          (a)......Assumed Liabilities. On the Closing Date, but effective as of the Effective Time, Buyer shall assume and agree to discharge only the following Liabilities of Seller (the "Assumed Liabilities"):

               (i)......any  account payable or accrued expense reflected on the
          Interim Balance Sheet and Operating Statement (other than an obligation to any Shareholder or a Related Person of Seller or any Shareholder) that remains unpaid as of the Effective Time;

               (ii).....any  account  payable or accrued  expense (other than an obligation to any Shareholder or a Related Person of Seller or any Shareholder) incurred by Seller in the Ordinary Course of Business between the date of the Interim Balance Sheet and Operating Statement and the Effective Time that remains unpaid at and is not delinquent as of the Effective Time, whether or not such account payable or accrued expense would have been disputed by Seller;

               (iii)....accruals  for obligations  under the contracts set forth on Part 2.4(a)(iii); ----------------

               (iv).....any  Liability to Seller's  customers incurred by Seller in the Ordinary Course of Business for nondelinquent orders outstanding as of the Effective Time reflected on Seller's books (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time);

               (v)......any   Liability  to  Seller's  customers  under  written
          Termite Guarantee Contracts entered into by Seller with its customers in the Ordinary Course of Business prior to the Effective Time
          (subject,  however,  to the  limitations  set  forth in  Section  10.9 hereof);

               (vi).....any Liability arising after the Effective Time under the
          Seller Contracts described in Part 3.20(a) and not excluded under Part 2.2(m) (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time);

               (vii)....any Liability of Seller arising after the Effective Time under any Seller Contract included in the Assets that is entered into by Seller after the date hereof in

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

          accordance with the provisions of this Agreement (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time);

               (viii)...Liabilities secured by the Real Property which are set forth on Part 2.4(a)(viii);

               (ix).....those   Liabilities   set   forth  on  Part   2.4(a)(ix)
          ("Specified Employee ---------------- Liabilities");

               (x)......any   Liability  under  the  Assumed  Plans;   provided,
          however, that Buyer shall in no event assume or discharge Seller's "Change of Control" contribution obligation under Section 1(f) of the Trust Agreement dated August 29, 1994 or any subsequent amendment or restatement thereof (the "DC Plan Trust Agreement") for the Western Industries, Inc. Deferred Compensation Plan (the "DC Plan"); and

               (xi).....any  Liability of Seller  described in Part  2.4(a)(xi).
          ---------------

          (b)......Retained  Liabilities.  The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. "Retained Liabilities" shall mean every Liability of Seller other than the Assumed Liabilities, including:

               (i)......any  Liability arising out of or relating to products or services of Seller to the extent sold or provided prior to the Effective Time other than to the extent assumed under Section 2.4(a);

               (ii).....any  Liability  under any Contract  other than a Termite
          Guarantee Contract assumed by Buyer pursuant to Section 2.4(a) that arises after the Effective Time but that arises out of or relates to any Breach that occurred prior to the Effective Time;

               (iii)....any Liability for Taxes of Seller, except Taxes prorated pursuant to Section 2.8(c), including (A) any Taxes arising as a result of Seller's operation of its business or ownership of the Assets prior to the Effective Time, (B) any Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement and (C) any deferred Taxes of any nature;

               (iv).....any  Liability  under any  Contract not assumed by Buyer under Section 2.4(a), including any Liability arising out of or relating to Seller's credit facilities or any security interest related thereto;

               (v)......any Environmental Liabilities arising out of or relating to (A) the ownership or operation of the business by Seller, (B) Seller's leasing, ownership or operation of the Facilities, (C) any act or omission of Seller prior to the Closing, or (D) any condition or occurrence at the Facilities existing or occurring at or before the Closing;

               (vi).....any  Occupational  Safety and Health Liabilities arising out of or relating to the operation of the business by Seller or Seller's leasing, ownership or operation of real property;

               (vii)....except  for amounts included in the Assumed Payables and
          Equivalents, or except as set forth in Section 2.4(a)(ix), Section 2.4(a)(x), or on Part 2.4(a)(xi), as applicable, any Liability under the Employee Plans or relating to payroll, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Seller's employees or former employees or both;

               (viii)...except as set forth in Sections  2.4(a)(ix) and 10.1(i),
          any  Liability   under  any   employment,   severance,   retention  or
          termination agreement with any employee of Seller or any of its Related Persons;

               (ix).....any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyer;

               (x)......any  Liability of Seller to any  Shareholder  or Related
          Person of Seller or any Shareholder;

               (xi).....any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Seller;

               (xii)....any   Liability  to   distribute   to  any  of  Seller's
          shareholders or otherwise apply all or any part of the consideration received hereunder;

               (xiii)...any Liability arising out of any Proceeding pending as of the Effective Time;

               (xiv)....any  Liability  arising out of any Proceeding  commenced after the Effective Time and arising out of or relating to any occurrence or event happening prior to the Effective Time;

               (xv).....any  Liability arising out of or resulting from Seller's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

               (xvi)....any  Liability  of Seller  under this  Agreement  or any
          other   document   executed  in  connection   with  the   Contemplated
          Transactions; and

               (xvii)...any Liability of Seller based upon Seller's acts or omissions occurring after the Effective Time.

     2.5......Allocation

     The parties agree that the Purchase Price, as adjusted hereunder, and all other amounts constituting consideration within the meaning of Section 1060 of the Code, shall be allocated among the Assets pursuant to Section 1060 of the Code, in accordance with Exhibit 2.5 to which Buyer and Seller have agreed. Seller and Buyer agree to report the federal, state and local income and other Tax consequences of the transactions contemplated hereby, and in particular to report the information required by Section 1060(b) of the Code, in a manner consistent with the agreed upon allocation, and to file all other applicable Tax Returns and forms to reflect such purchase price allocation. Within 30 days after the determination of the Purchase Price adjustments set forth in Section 2.8, Buyer shall prepare and deliver IRS Form 8594 reflecting and in accordance with the allocation set forth in Exhibit 2.5 to Seller to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller or Shareholders shall take a position inconsistent with such allocation, unless required to do so by application of Law.

     2.6......Closing

     The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Arnall Golden Gregory LLP, Buyer's counsel, in Atlanta, Georgia, commencing at 10:00 a.m. (local time) on the later of (a) March 31, 2004, or (b) the date that is five (5) Business Days following the termination of the applicable waiting period under the HSR Act, unless Buyer and Seller otherwise agree. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article 9.

     2.7......Closing Obligations

     In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

          (a)......Seller and Shareholders, as the case may be, shall deliver to
     Buyer:

               (i)......a  bill of sale for all of the Assets that are  Tangible
          Personal Property in the form of Exhibit 2.7(a)(i) (the "Bill of Sale") executed by Seller; -----------------

               (ii).....an  assignment of all of the Assets that are  intangible personal property in the form of Exhibit 2.7(a)(ii), which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement") executed by Seller;

               (iii)....for  each interest in Real  Property  identified on Part
          3.7 a recordable limited -------- or special warranty deed or such other appropriate document or instrument of transfer, as the case may require, each in form and substance satisfactory to Seller and Buyer and their counsel and executed by Seller;

               (iv).....for  each Real Property Lease identified in Part 3.8, an
          Assignment and --------- Assumption of Lease in the form of Exhibit 2.7(a)(iv) or such other appropriate document or instrument of transfer, as the case may require, each in form and substance satisfactory to buyer and its counsel and executed by Seller;

               (v)......assignments  of all  Intellectual  Property  Assets  and assignments of all registered Marks, Patents and Copyrights in the form of Exhibit 2.7(a)(v) executed by Seller;

               (vi).....affidavits  or  certificates of title for the benefit of
          Buyer's Title Insurer, in form and substance reasonably acceptable to such Title Insurer;

               (vii)....such  other bills of sale,  assignments,  documents  and other instruments of transfer as may reasonably be requested by Buyer, each in form and substance reasonably satisfactory to Buyer and its legal counsel and executed by Seller;

               (viii)...employment   agreements   in   the   form   of   Exhibit
          2.7(a)(viii), executed by each of -------------------- Bob and Dick ("Employment Agreements");

               (ix).....noncompetition   agreements   in  the  form  of  Exhibit
          2.7(a)(ix), executed by each ------------------ Shareholder (the "Noncompetition Agreements");

               (x)......an  escrow  agreement in the form of Exhibit  2.7(a)(x), executed by Seller and ------------------ each Shareholder (the "Escrow Agreement");

               (xi).....a certificate executed by Seller and each Shareholder as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1, in each case as modified by any supplement to the Disclosure Letter delivered to Buyer in compliance with Section 5.5, and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2;

               (xii)....a certificate of the Secretary of Seller certifying,  as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions;

               (xiii)...for each Assumed Plan that is intended to be qualified under Section 401(a) of the Code, documents, in form and substance satisfactory to Buyer and its legal counsel, evidencing that Seller has filed with the IRS (on or before the Closing Date) an application for a determination that such Employee Plan's plan document complies with those certain laws known collectively as "GUST";

               (xiv)....with  respect to each Assumed Plan,  documents,  in form and substance satisfactory to Buyer and its legal counsel, evidencing that Seller has satisfied its annual reporting obligations with respect to such Employee Plans, for all years such Employee Plans have been maintained; and

               (xv).....with  respect  to the DC  Plan  and  the DC  Plan  Trust
          Agreement, documents, in form and substance satisfactory to Buyer and its legal counsel, evidencing that Seller has adopted such amendments as the Buyer may reasonably request.

          (b)......Buyer  shall deliver to Seller and Shareholders,  as the case may be:

               (i)......the Closing Cash Payment, by wire transfer to an account specified by Seller and the Shareholders in a writing delivered to Buyer at least two (2) Business Days prior to the Closing Date;

               (ii).....the Escrow Agreement,  executed by Buyer,  together with the delivery of [***] ($[***]) to the escrow agent thereunder, by wire transfer to an account specified by the escrow agent (the "Escrow");

               (iii)....the  Assignment  and  Assumption  Agreement  executed by
          Buyer;

               (iv).....the  Assignment  and  Assumption  of Leases  executed by
          Buyer;

               (v)......the Employment Agreements executed by Buyer;

               (vi).....the Noncompetition Agreements executed by Buyer;

               (vii)....a  certificate  executed by Buyer as to the  accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with
          Section 8.2; and

               (vii)....a  certificate of the Secretary of Buyer certifying,  as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions.

     2.8......Adjustments to Purchase Price

          (a)......The  Assumed Payables and Equivalents shall be a reduction in arriving at the Purchase Price.

          (b)......The "Net Asset Adjustment Amount" will be equal to the amount determined by subtracting the Estimated Acquired Net Assets from the Closing Acquired Net Assets. If the Net Asset Adjustment Amount is positive, the Net Asset Adjustment Amount shall be an increase in arriving at the Purchase Price. If the Net Asset Adjustment Amount is negative, then the Net Asset Adjustment Amount shall be a reduction in arriving at the Purchase Price. For purposes hereof, the "Estimated Acquired Net Assets" shall mean [***] $[***], which was determined in the manner set forth on Exhibit 2.8(b).

          (c)......To  the extent  that ad valorem  real and  tangible  personal property taxes have not been accrued for by the Seller, the Purchase Price shall also be adjusted for ad valorem real and tangible personal property taxes applicable to the Assets for the calendar year in which the Closing occurs. Such taxes shall be prorated between Seller and Buyer as of the Closing Date on the basis of no applicable discount. If the amount of such taxes with respect to any of

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

the Assets for the calendar year in which the Closing occurs has not been determined as of the Closing Date, then the taxes with respect to such Assets for the preceding calendar year, on the basis of no applicable discount, shall be used to calculate such prorations, with known changes in valuation or millage applied. The prorated taxes shall be an adjustment to the Closing Cash Payment. On or before the [***]th day after the Closing, Buyer shall deliver a written notice to Seller setting forth the actual amount of such taxes paid as of the date of such notice. If the Seller's actual share of such taxes is greater than the estimated amount used in determining the Closing Cash Payment, then the Seller shall wire transfer such difference to the Buyer within two (2) Business Days after such determination. If the Seller's share of such taxes is less than the estimated amount used in determining the Closing Cash Payment, then the Buyer shall wire transfer such difference to the Seller within two (2) Business Days after such determination. If the Seller does not wire transfer the adjustment within such time, then the Buyer shall have the right, under the Escrow Agreement, to cause such adjustment to be withdrawn from the Escrow. Such reimbursement shall not be subject to the Basket.

     2.9......Adjustment Amount Procedures; Payment

          (a)......No  later than two (2)  Business  Days  prior to the  Closing
     Date, Buyer and Seller shall make a good faith estimate as of the Closing Date of the Assumed Payables and Equivalents (the "Estimated Payables") and the Net Asset Adjustment Amount (the "Estimated Net Asset Adjustment"), which estimates shall be used in determining the Closing Cash Payment.

          (b)......After  the Closing,  Buyer shall determine the actual Assumed
     Payables and Equivalents (the "Actual Payables") and the actual Net Asset Adjustment Amount (the "Actual Net Asset Adjustment") as of the Effective Time in accordance with GAAP on the same basis and applying the same accounting principles, policies and practices that were used in preparing the Reviewed Financial Statements. Buyer shall deliver an explanation of its determination of the Actual Payables and the Actual Net Asset Adjustment to the Seller within [***] ([***]) days following the Closing Date.

          (c)......If  within  [***]  ([***])  days  following  delivery of such explanation Seller has not given Buyer written notice of its objection thereto (which notice shall state the basis of Seller's objection), Buyer's determination of the Actual Payables and the Actual Net Asset Adjustment shall be binding and conclusive on the parties and be used in adjusting the Purchase Price. If the aggregate change to the Purchase Price is a decrease because of (i) the difference between the Actual Payables and the Estimated Payables and (ii) the difference between the Actual Net Asset Adjustment and the Estimated Net Asset Adjustment, then the Seller shall wire transfer such difference to the Buyer within two (2) Business Days after such final determination. If the Seller does not wire transfer the aggregate adjustment within such time, then the Buyer shall have the right, under the Escrow Agreement, to cause such aggregate adjustment to be withdrawn from the Escrow. Such reimbursement shall not be subject to the Basket. If the aggregate change to the Purchase Price is an increase because of (i) the difference between the Actual Payables and the Estimated Payables and (ii) the difference between the Actual Net Asset Adjustment and the Estimated Net Asset Adjustment, then the Buyer shall wire transfer such difference to the Seller within two (2) Business Days after such final determination.

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

          (d) If Seller duly gives Buyer notice of objection, and if Seller and Buyer fail to resolve the issues outstanding with respect thereto within [***] ([***]) days of Buyer's receipt of Seller's objection notice, Seller and Buyer shall submit the issues remaining in dispute to Deloitte & Touche, LLP, independent public accountants (the "Independent Accountants"), for resolution applying the principles, policies and practices referred to in Section 2.9(b). If issues are submitted to the Independent Accountants for resolution, (i) Seller and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Seller and Buyer within sixty (60) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Closing Cash Payment; and (iii) Seller and Buyer will each bear [***] ([***]%) of the fees and costs of the Independent Accountants for such determination. If the aggregate change to the Purchase Price is a decrease because of (i) the difference between the Actual Payables and the Estimated Payables and (ii) the difference between the Actual Net Asset Adjustment and the Estimated Net Asset Adjustment, then the Seller shall wire transfer such difference to the Buyer within two (2) Business Days after such final determination. If the Seller does not wire transfer the aggregate adjustment within such time, then the Buyer shall have the right, under the Escrow Agreement, to cause such aggregate adjustment to be withdrawn from the Escrow. Such reimbursement shall not be subject to the Basket. If the aggregate change to the Purchase Price is an increase because of (i) the difference between the Actual Payables and the Estimated Payables and (ii) the difference between the Actual Net Asset Adjustment and the Estimated Net Asset Adjustment, then the Buyer shall wire transfer such difference to the Seller within two (2) Business Days after such final determination.

     2.10.....Consents

          (a)  (i)  .....Seller  Contracts for Pest  Services.  If there are any
          Material Consents for contracts entered into by Seller for the provision of Pest Services that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each such Seller Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Pest Service Material Contracts"), Buyer will waive the closing conditions as to any such Material Consent and Seller will continue its efforts to obtain the Material Consents.

               (ii).....Other  Seller  Contracts.  If  there  are  any  Material
          Consents for contracts entered into by Seller other than for the provision of Pest Services that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each such Seller Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Other Material Contracts"; Restricted Pest Service Material Contracts and Restricted Other Material Contracts are collectively the "Restricted Material Contracts"), Buyer may waive the closing conditions as to any such Material Consent and either (i) elect to have Seller continue its efforts to obtain the Material Consents, or (ii) elect

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

          to have Seller retain that Restricted Other Material Contract and all Liabilities arising therefrom or relating thereto.

               (iii)....When  the Closing occurs,  notwithstanding  Sections 2.1 and 2.4, neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Material Contracts, and following the Closing, the parties shall use Best Efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted Material Contract (other than Restricted Other Material Contracts which are rejected pursuant to Section 2.10(a)(ii) above) as quickly as practicable. Pending the obtaining of such Material Consents relating to any Restricted Material Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Material Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). Once a Material Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Material Contract to Buyer, and Buyer shall assume the obligations under such Restricted Material Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).

          (b)......If there are any Consents not listed on Exhibit 7.3 necessary for the assignment and transfer of any Seller Contracts to Buyer (the "Nonmaterial Consents") which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, Buyer will at the Closing, in the case of each of the Seller Contracts as to which such Nonmaterial Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Nonmaterial Contracts") accept the assignment of such Restricted Nonmaterial Contract, in which case, as between Buyer and Seller, such Restricted Nonmaterial Contract shall, to the maximum extent practicable and notwithstanding the failure to obtain the applicable
     Nonmaterial Consent, be transferred at the Closing pursuant to the Assignment and Assumption Agreement as elsewhere provided under this Agreement.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

     Seller and each Shareholder represent and warrant, jointly and severally, to Buyer as follows:

     3.1......Organization And Good Standing

          (a)......Part 3.1(a) contains a complete and accurate list of Seller's jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except for such states where the failure to be so qualified would not prevent the Seller from enforcing its contracts, bringing suits or enforcing its judgments.

          (b)......Complete  and accurate  copies of the Governing  Documents of
     Seller, as currently in effect, have been provided to Buyer.

          (c)......Except as set forth on Part 3.1(c),  Seller has no Subsidiary and, except as disclosed in Part 3.1(c), does not own any shares of capital stock or other securities of any other Person.

     3.2......Enforceability; Authority; No Conflict

          (a)......This  Agreement  constitutes  the  legal,  valid and  binding obligation of Seller and each Shareholder, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Seller and Shareholders of the Bill of Sale, the Assignment and Assumption Agreement, the Assignment and Assumption of Leases, the Warranty Deeds for the Real Property, the Intellectual Property Asset Assignments, the Escrow Agreement, the Employment Agreements, the Noncompetition Agreements and each other agreement to be executed or delivered by any or all of Seller and Shareholders at the Closing (collectively, the "Seller Closing Documents"), each of Seller Closing Documents will constitute the legal, valid and binding obligation of each of Seller and the Shareholders, enforceable against each of them in accordance with its terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Seller Closing Documents to which it is a party and to perform its obligations under this Agreement and the Seller
     Closing Documents, and such action has been duly authorized by all necessary action by Seller's shareholders and board of directors. Each Shareholder has all necessary legal capacity to enter into this Agreement and the Seller Closing Documents to which such Shareholder is a party and to perform his obligations hereunder and thereunder.

          (b)......Except as set forth in Part 3.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i)......breach  (A)  any  provision  of  any  of  the  Governing
          Documents of Seller or (B) any resolution adopted by the board of directors or the shareholders of Seller;

               (ii).....breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller or either Shareholder, or any of the Assets, may be subject;

               (iii)....contravene,  conflict  with or result in a violation  or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the business of Seller;

               (iv).....breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract;

               (v)......result  in the imposition or creation of any Encumbrance upon or with respect to any of the Assets; or

               (vi).....result in any shareholder of the Seller having the right to exercise dissenters' appraisal rights.

                    (c)......Except as set forth in Part 3.2(c),  neither Seller nor any Shareholder is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          3.3......Capitalization

          The authorized equity securities of Seller consist of the number of shares or interests, and are owned by such Persons, as set forth on Part
     3.3. No Person other than the Shareholders or trusts established by the Shareholders are record or beneficial owners of such equity securities, and the Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the shares owned by each of them, free and clear of all Encumbrances. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Seller.

          3.4......Financial Statements

          Seller has delivered to Buyer: (a) unaudited, reviewed consolidated balance sheets of Seller, including its wholly-owned subsidiary, Residex Corporation, as of December 31 in each of the fiscal years 2000 through 2002, and the related reviewed consolidated statements of income, changes in shareholders' equity and cash flows for each of the fiscal years then ended, including in each case the notes thereto (the "Reviewed Financial Statements"); and (b) an unaudited consolidated balance sheet of Seller, excluding its wholly-owned subsidiary, Residex Corporation, at September 30, 2003 and an unaudited operating statement for the nine-months ended September 30, 2003 (the "Interim Balance Sheet and Operating Statement"). The Reviewed Financial Statements have been prepared in accordance with GAAP, as reflected by the review report by Wiss & Company, and fairly present, in all material respects, the financial position and results of operations, changes in shareholders' equity and cash flows of Seller as of the respective dates and for the periods referred to in such financial statements, except for potential exceptions as disclosed on Part 3.4. The Interim Balance Sheet and Operating Statement at September 30, 2003 and the nine-months then ended have been prepared in accordance with GAAP from the accounting records of Seller consistent with Seller's past practice and methodology for preparing interim, internal balance sheets and operating statements, except as set forth on Part 3.4. The interim balance sheets and operating statements to be delivered pursuant to Section 5.8 will reflect the consistent application of such past practices and methodology used in the preparation of the Interim Balance Sheet and Operating Statement.

          3.5......Books And Records; Financial Controls

          The books of account and other financial Records of Seller, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. Each of the Seller and all Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Seller and to maintain accountability for the Seller's consolidated assets; (iii) access to the Seller's assets is permitted only in accordance with management's authorization; (iv) the reporting of the Seller's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

          3.6......Sufficiency Of Assets

          Except as set forth in Part 3.6, the Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Seller's business in the manner presently operated by Seller and
     (b) include all of the operating assets of Seller.

          3.7......Description Of Real Property

          Part 3.7 contains a street address, tax parcel identification number, and the Appraised Real Property Value, of all pieces of Real Property.

          3.8......Description Of Real Property Leases

          Part 3.8 contains an accurate description (by location, date of Lease and term expiry date) of all Real Property Leases.

          3.9......Title To Assets; Encumbrances

               (a)......Seller  owns the Real  Property  , free and clear of any
          Encumbrances, other than those described in Part 3.9(a) ("Real Estate Encumbrances").

               (b)......Except  as set forth on Part 3.9(b),  the Real  Property
          Leases are in full force and effect, and Seller has not received any written notices of default that have not been cured.

               (c)......Seller  shall,  within five (5) business  days after the date hereof, deliver or otherwise make available to Buyer all books, records, and other writings in Seller's possession related in any material way to the Real Property Leases and to the use, ownership, or operation of the Real Property.

               (d)......Seller  owns all of the other  Assets  free and clear of any Encumbrances other than those described in Part 3.9(d) ("Non-Real Estate Encumbrances"). Seller warrants to Buyer that, at the time of Closing, all other Assets shall be free and clear of all Non-Real Estate Encumbrances other than those identified on Part 3.9(d) as acceptable to Buyer ("Permitted Non-Real Estate Encumbrances" and, together with the Permitted Real Estate Encumbrances, "Permitted Encumbrances").

          3.10.....Condition Of Facilities

               (a)......Use of the Facilities for the various purposes for which each of them is presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to "permitted nonconforming" use or structure classifications. All Improvements are in compliance with all applicable Legal Requirements, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. No part of any Improvement encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land. Each Facility abuts on and has direct vehicular access to a public road or has access to a public road, via a permanent, irrevocable, appurtenant easement benefiting the Land and comprising a part of the Real Property, or otherwise. Each Facility is supplied with public or quasi-public utilities and other services appropriate for the operation of such Facility and is not located within any flood plain or area subject to wetlands regulation or any similar restriction. To the Knowledge of Seller and the Shareholders, there is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceeding that would result in the taking of all or any part of any Facility or that would prevent or hinder the continued use of any Facility as heretofore used in the conduct of the business of Seller.

               (b)......Each  item  of  Tangible  Personal  Property  is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Part 3.10(b), all Tangible Personal Property used in Seller's business is in the possession of Seller.

          3.11.....Accounts Receivable

               (a)......All  Accounts  Receivable  that  are  reflected  on  the
          Reviewed Financial Statements, the Interim Balance Sheet and Operating Statement or on the accounting Records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of reserves determined and calculated consistent with past practice and, in any event, which shall not represent a greater percentage of the Accounts Receivable as at Closing than the reserves reflected on the Reviewed Financial
          Statements or the Interim Balance Sheet and Operating Statement represented of the Accounts Receivable reflected thereon, will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Part 3.11 contains a summary listing of all Accounts Receivable as of December 31, 2003, which list sets forth the total amount of the Accounts Receivable in each aging category.

          3.12.....Inventories

          All items included in the Inventories consist of a quality and quantity usable in the Ordinary Course of Business of Seller except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Reviewed Financial Statements or the Interim Balance Sheet and Operating Statement or on the accounting Records of Seller as of the Closing Date, as the case may be. Seller is not in possession of any Inventory not owned by Seller, including goods already sold. All of the Inventories have been valued at the lower of cost or market value on a first in, first out basis. Inventories now on hand that were purchased after the date of the Reviewed Financial Statements or the Interim Balance Sheet and Operating Agreement were purchased in the Ordinary Course of Business of Seller at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventories are not excessive but are reasonable in the present circumstances of Seller consistent with seasonal demand.

          3.13.....No Undisclosed Liabilities

          Except as set forth in Part 3.13, Seller has no Liability except for Liabilities reflected or reserved against in the Reviewed Financial Statement or the Interim Balance Sheet and Operating Statement and current liabilities incurred in the Ordinary Course of Business of Seller since the date of the Interim Balance Sheet and Operating Statement.

          3.14.....Taxes

               (a)......Tax  Returns  Filed and Taxes Paid.  Seller has filed or caused to be filed on a timely basis all material Tax Returns and all material reports with respect to Taxes related to the Assets that are or were required to be filed pursuant to applicable Legal Requirements. All such Tax Returns and reports filed by Seller are true, correct and complete. Seller has paid, or made provision for the payment of, all Taxes related to the Assets that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed in Part 3.14(a) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Reviewed Financial Statements and the Interim Balance Sheet and Operating Statement. No claim is expected by Seller to be made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns related to the Assets that it is or may be subject to taxation with respect to the Assets by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

               (b)......Delivery of Tax Returns and Information Regarding Audits
          and Potential Audits. Seller has delivered or made available to Buyer copies of all income Tax Returns filed since January 1, 2000, and Part 3.14(b) contains a complete and accurate list of, all income Tax Returns filed since January 1, 2002. Part 3.14(b) contains a complete and accurate list of all Tax Returns of Seller that have been audited or are currently under audit and accurately describes any deficiencies or other amounts that were paid or are currently being contested. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings as described in Part 3.14(b). Seller has delivered, or made available to Buyer, copies of any examination reports, statements or deficiencies or similar items with respect to such audits.

               (c)......Proper Accrual. The charges,  accruals and reserves with respect to Taxes related to the Assets on the Records of Seller are adequate (determined in accordance with GAAP) and are at least equal to Seller's liability for Taxes related to the Assets. There exists no proposed tax assessment or deficiency related to the Assets against Seller except as disclosed in the Interim Balance Sheet and Operating Statement or in Part 3.14(c).

               (d)......Specific Potential Tax Liabilities and Tax Situations.

                    (i)......Withholding.  All Taxes  related to the Assets that
               Seller is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                    (ii).....Part    3.14(d)(ii)    lists   the    federal   tax
               classification of each Seller (including, with respect to each corporation or entity treated as an association taxable as a corporation for federal tax purposes, whether such entity is an S Corporation or a QSub). With respect to the disclosures made in
               Part 3.14(d)(ii): (A) each Seller that is an S Corporation has a valid S Corporation election in effect since the effective date of such S Corporation election, and will be a valid S Corporation up to and including the Closing Date; (B) each Seller that is a QSub has a valid QSub election in effect since the effective date of such QSub election, and will be a valid QSub up to and including the Closing Date; (C) except for JBD Incorporated, each Seller that is a corporation or entity treated as an association taxable as a corporation for federal tax purposes is either an S Corporation or a QSub; and (D) each Seller that is a limited liability company is a partnership or ignored as a separate entity for federal tax purposes, as the case may be, and not as a corporation or an association taxable as a corporation, and will continue to be a partnership or ignored as a separate entity for federal tax purposes, as the case may be, up to and including the Closing Date.

                    (iii)....Part   3.14(d)(iii)   lists  all  the   states  and
               localities with respect to which Seller is required to file any corporate or partnership income or franchise tax returns.

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
                    (iv).....Foreign Person. Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

                    (v)......Non-deductible  Payments.  Except  as set  forth in
               Part 3.14(d)(v), Seller has not made any payments, is not obligated to make any payments and is not a party to any agreement that could obligate it to make any future payments that will not be fully deductible under Section 280G of the Code.

          3.15.....No Material Adverse Change

          Since June 30, 2003, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change.

          3.16.....Employee Benefits

               (a)......Set forth in Part 3.16(a) is a complete and correct list of all "employee benefit plans" as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation,
          deferred-compensation,          profit-sharing,          stock-option,
          stock-appreciation-right,         stock-bonus,         stock-purchase,
          employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) that (i) is maintained or contributed to by Seller or any other corporation or trade or business controlled by, controlling or under common control with Seller (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) ("ERISA Affiliate") or has been maintained or contributed to in the last six (6) years by Seller or any ERISA Affiliate, or with respect to which Seller or any ERISA Affiliate has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of Seller or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the "Employee Plans"). No Employee Plan is a "Defined Benefit Plan" (as defined in
          Section  3(35) of ERISA) or a  "Multiemployer  Plan"  (as  defined  in
          Section 3(37) of ERISA). Also set forth on Part 3.16(a) is a complete and correct list of all ERISA Affiliates of Seller during the last six
          (6) years.

               (b)......Seller  has made  available to Buyer true,  accurate and complete copies of (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of Seller or any ERISA Affiliate); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Employee Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, or any other Governmental Body that pertain to each Employee Plan and any open requests therefor; (iv) the most recent financial reports (audited and/or unaudited) and the annual reports filed with any Government Body with respect to the Employee Plans during the current year and each of the three preceding years; (v) all collective bargaining agreements pursuant to which contributions to any Employee Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by Seller or any ERISA Affiliate, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (vi) all contracts with third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Plan, and (vii) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Employee Plans.

               (c)......Except  as disclosed in Part  3.16(c),  full payment has been made, or the liability for such payment has been accrued as a liability, of all amounts that are required under the terms of each Employee Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Employee Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date. Notwithstanding anything in this Section 3.16(c) to the contrary, Seller has made, or has accrued as a liability, the following contributions: (i) to Seller's 401(k) plan: (A) any portion of any matching contribution under the 401(k) plan (calculated as [***]% of participant elective contributions not in excess of [***]% of eligible plan compensation) that is attributable to elective contributions made to the 401(k) plan by participants with respect to all periods prior to and including the last day of the 2003 401(k) plan year and all periods of the 2004 401(k) plan year that end on or before the Closing Date; (B) a "Company Additional Contribution" (as such term is described in the 401(k) plan's summary plan description dated July 8, 2003) that is equal to (I) [***]% of aggregate participant eligible plan compensation for the 2003 401(k) plan year, plus (II) [***]% of estimated aggregate participant eligible plan compensation for the portion of the 2004 401(k) plan year that ends on the Closing Date, and (ii) to the DC Plan, any "Employer contributions" (as such term is defined in Section 1(j) of the DC Plan) under the DC Plan with respect to all periods prior to and including the last day of the 2003 DC Plan year and the portion of the 2004 DC Plan year that ends on the Closing Date, giving full effect to (A) all participant elective contributions to the DC Plan during such periods as "Salary Reduction Contributions" (as such term is defined in Section 1(r) of the DC Plan), and (B) all 401(k) plan contributions required to be made by Seller under the foregoing provisions of this Section 3.16(c) as "Qualified Plan Employer Contributions" (as such term is defined in Section 1(q) of the DC Plan). Seller has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course, with regard to the Employee Plans for all policy years or other applicable policy periods ending on or before the Closing Date.

               (d)......Seller  has, at all times,  complied with the applicable continuation requirements of Section 4980B of the Code and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as "COBRA." Part 3.16(d) lists the name of each individual who has experienced a "Qualifying Event" (as defined in COBRA) with respect to an Employee Plan who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

          of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. Part 3.16(d) also lists the name of each individual who, as of the date hereof, is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FMLA")) and is receiving or entitled to receive health coverage under an Employee Plan, whether pursuant to FMLA, COBRA or otherwise. Part 3.16(d) also lists the name of each individual who, as of the date hereof, is on a leave of absence, and whose reemployment is governed by the Uniformed Services Employment and Reemployment Rights Act of 1994.

               (e)......The form of all Employee Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, FMLA and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in compliance with such laws and the written Employee Plan documents. Neither Seller nor any fiduciary of an Employee Plan has violated the requirements of Section 404 of ERISA. Except as described in Part 3.16(e), all required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the Employee Plans have been appropriately given.

               (f)......Each  Employee  Plan that is  intended  to be  qualified under Section 401(a) of the Code has received a favorable opinion letter from the IRS, and Seller has no Knowledge of any circumstances that will or could result in revocation of any such favorable opinion letter. Each trust created under any Employee Plan intended to be qualified under Section 401(a) of the Code has been determined to be exempt from taxation under Section 501(a) of the Code, and Seller is not aware of any circumstances that will or could result in a revocation of such exemption. No Employee Welfare Benefit Plan utilizes a funding vehicle described in Section 501(c)(9) of the Code. With respect to each Employee Plan, no event has occurred or condition exists that will or could give rise to a loss of any intended tax consequence or to any Tax under Section 511 of the Code.

               (g)......There is no pending or threatened Proceeding relating to any Employee Plan, and no facts or circumstances exist that might give rise to the basis for any such Proceeding. No fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller or Buyer to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA. The Contemplated Transactions will not result in the potential assessment of a Tax or penalty under
          Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA.

               (h)......Seller has maintained workers'  compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Buyer on Part 3.16(h).

               (i)......Except  as  disclosed  to  Buyer  on  Part  3.16(i),  as required by Legal Requirements and as provided in Section 10.1(d), the consummation of the Contemplated Transactions will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation or employee benefits due to any director, employee, officer, former employee or former officer of Seller. There are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code.

               (j)......Except  for the  continuation  coverage  requirements of
          COBRA, Seller has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are Employee Welfare Benefit Plans.

               (k)......Except  as  provided  in  Section  10.1(d),  none of the
          Contemplated Transactions will result in an amendment, modification or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of Seller promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA).

          3.17.....Compliance    With    Legal    Requirements;     Governmental
     Authorizations

               (a)......Except as set forth in Part 3.17(a) and except for Taxes
          (which are exclusively represented in Section 3.14 hereof), Employee Benefits (which are exclusively represented in Section 3.16 hereof) and Environmental Matters (which are exclusively represented in Section 3.22 hereof):

                    (i).....Seller  is, and at all times since  January 1, 2003, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                    (ii).....No  event has occurred or circumstance  exists that
               (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any Remedial Action of any nature; and

                    (iii)....Seller has not received,  at any time since January
               1, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding
               (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any Remedial Action of any nature.

               (b)......Part  3.17(b)  contains a complete and accurate  list of each Governmental Authorization that is required for the operation of a Pest Business by Seller, other than a Governmental Authorization which is applicable to businesses generally, such as a general business license requirement. Each such Governmental Authorization is valid and in full force and effect. Except as set forth in Part 3.17(b):

                    (i)......Seller  is, and at all times since January 1, 2003, has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.17(b); ------------

                    (ii).....No  event has occurred or circumstance  exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.17(b) or
               (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.17(b);

                    (iii)....Seller has not received,  at any time since January
               1, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding
               (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization;

                    (iv).....All  applications  required  to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.17(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies; and

                    (v)......The  Governmental  Authorizations  listed  in  Part
               3.17(b) collectively constitute all of the Governmental Authorizations (other than Governmental Authorizations that are applicable to businesses generally, such as general business license requirements) necessary to permit Seller to lawfully conduct and operate a Pest Business in the manner in which it currently conducts and operates its Pest Business.

          3.18.....Legal Proceedings; Orders

               (a)......Except as set forth in Part 3.18(a), there is no pending or, to Seller's Knowledge, threatened Proceeding:

                    (i)......by or against  Seller or that otherwise  relates to or may affect the Pest Business or any of the Assets; or

                    (ii).....that  challenges,  or that may have the  effect  of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

                    To the  Knowledge  of  Seller,  no  event  has  occurred  or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Part 3.18(a). There are no Proceedings listed or required to be listed in Part 3.18(a) that could have a Material Adverse Effect on the business, operations, assets, condition or prospects of Seller or upon the Assets.

               (b)......Except as set forth in Part 3.18(b):

                    (i)......there is no Order to which Seller,  its business or any of the Assets is subject; and

                    (ii).....to the Knowledge of Seller,  no officer,  director, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Seller.

               (c) Except as set forth in Part 3.18(c):

                    (i)......Seller is, and, at all times since January 1, 2003, has been in compliance with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject;

                    (ii).....no  event has occurred or circumstance  exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller or any of the Assets is subject; and

                    (iii)....Seller has not received,  at any time since January
               1, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or any of the Assets is or has been subject.

          3.19.....Absence Of Certain Changes And Events

          Except as set forth in Part 3.19, since June 30, 2003, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

               (a)......change  in Seller's  authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Seller or issuance of any security convertible into such capital stock;

               (b)......amendment to the Governing Documents of Seller;

               (c)......payment  (except in the Ordinary  Course of Business) or increase by Seller of any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee, except routine annual increases in employees' salaries consistent with Seller's Ordinary Course of Business;

               (d)......adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan;

               (e)......damage  to or destruction or loss of any Asset,  whether or not covered by insurance;

               (f)......entry  into,  termination  of or  receipt  of  notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by Seller of at least [***] dollars ($[***]);

               (g)......sale  (other than sales of  Inventories  in the Ordinary
          Course of Business), lease or other disposition of any Asset or property of Seller (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset;

               (h)......cancellation  or waiver of any  claims or rights  with a value to Seller in excess of [***] dollars ($[***]);

               (i)......indication  by  any  customer  whose  contract  requires aggregate payments greater than [***] dollars ($[***]) per year, or a supplier, of an intention to discontinue or change the terms of its relationship with Seller;

               (j)......material  change  in  the  accounting  methods  used  by
          Seller; or

               (k)......Contract by Seller to do any of the foregoing.

          3.20.....Contracts; No Defaults

               (a)......Part 3.20(a) contains an accurate and complete list, and
          Seller has delivered to Buyer accurate and complete copies, of:

                    (i)......each  Seller Contract that involves  performance of services or delivery of goods or materials by Seller of an amount or value in excess of [***] dollars ($[***]);

                    (ii).....each  Seller  Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of [***] dollars ($[***]);

                    (iii)....each  Seller  Contract  affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than [***]dollars ($[***]) and with a term of less than [***]);

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

                    (iv).....each  Seller Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

                    (v)......each  Seller Contract  (however named)  involving a sharing of profits, losses, costs or liabilities by Seller with any other Person;

                    (vi).....each  Seller Contract containing  covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

                    (vii)....each  Seller Contract  providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                    (viii)...each power of attorney of Seller that is currently effective and outstanding;

                    (ix).....each Seller Contract entered into other than in the
               Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

                    (x)......each  Seller  Contract for capital  expenditures in excess of [***] dollars ($[***]);

                    (xi).....each   Seller  Contract  not  denominated  in  U.S.
               dollars;

                    (xii)....each   written  warranty,   guaranty  and/or  other
               similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and

                    (xiii)...each   amendment,   supplement   and   modification
               (whether oral or written) in respect of any of the foregoing.

               (b)......Except as set forth in Part 3.20(b),  no Shareholder has or may acquire any rights under, and no Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of Seller or any of the Assets.

               (c)......Except as set forth in Part 3.20(c): ------------

                    (i)........each   Contract  identified  or  required  to  be
               identified in Part 3.20(a) and ------------- which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms;

                    (ii).......each   Contract  identified  or  required  to  be
               identified in Part 3.20(a) and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the consent of any other Person; and

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

                    (iii)......to   the   Knowledge   of  Seller,   no  Contract
               identified or required to be identified in Part 3.20(a) and which is to be assigned to or assumed by Buyer under this Agreement will upon completion or performance thereof have a Material Adverse Effect on the business, assets or condition of Seller or the business to be conducted by Buyer with the Assets.

               (d) Except as set forth in Part 3.20(d):

                    (i)......Seller  is, and at all times since January 1, 2003, has been, in compliance with all applicable terms and requirements of each Seller Contract which is being assumed by Buyer;

                    (ii).....to the Knowledge of Seller and  Shareholders,  each other Person that has or had any obligation or liability under any Seller Contract which is being assigned to Buyer is, and at all times since January 1, 2003, has been, in full compliance with all applicable terms and requirements of such Contract;

                    (iii)....no  event has occurred or circumstance  exists that
               (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract that is being assigned to or assumed by Buyer;

                    (iv).....no event has occurred or circumstance  exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets; and

                    (v)......Seller  has not given to or received from any other
               Person, at any time since January 1, 2003, any written notice or other written communication regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract which is being assigned to or assumed by Buyer.

               (e)......There  are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

               (f)......Each Contract relating to the sale, design,  manufacture or provision of products or services by Seller has been entered into in the Ordinary Course of Business of Seller and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

          3.21.....Insurance

               (a) Seller has delivered to Buyer:

                    (i)......accurate  and  complete  copies of all  policies of insurance (and correspondence relating to coverage thereunder) to which Seller is a party or under which Seller is or has been covered at any time since January 1, 2003, a list of which is included in Part 3.21(a);

                    (ii).....accurate   and  complete   copies  of  all  pending
               applications by Seller for policies of insurance; and

                    (iii)....any  statement by the auditor of Seller's financial statements or any consultant or risk management advisor with regard to the adequacy of Seller's coverage or of the reserves for claims.

               (b) Part 3.21(b) describes:

                    (i)......any  self-insurance  arrangement  by  or  affecting
               Seller, including any reserves established thereunder;

                    (ii).....any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk to which Seller is a party or which involves the business of Seller; and

                    (iii)....all  obligations  of  Seller to  provide  insurance coverage to Third Parties (for example, under Leases or service agreements).

               (c)......Part 3.21(c) sets forth, by year, for the current policy year and each of 2001, 2002 and 2003:

                    (i)......a  summary of the loss experience under each policy of insurance;

                    (ii).....a statement describing each claim under a policy of insurance for an amount in excess of [***] dollars
               ($[***]), which sets forth:

                         (A) the name of the claimant;

                         (B) a  description  of the policy by  insurer,  type of
                    insurance and period of coverage; and

                         (C) the  amount and a brief  description  of the claim;
                    and

                    (iii)....a  statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

               (d) Except as set forth in Part 3.21(d):

                    (i)......all  policies  of  insurance  to which  Seller is a party or that provide coverage to Seller:

                         (A) are valid, outstanding and enforceable;

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

                         (B) are issued by an insurer that is, to the  Knowledge
                    of Seller and Shareholders, financially sound and reputable;

                         (C) taken together, provide adequate insurance coverage
                    for the Assets and the operations of Seller for all risks normally insured against by a Person carrying on the same business or businesses as Seller in the same location; and

                         (D) are sufficient for compliance with all Legal Requirements and Seller Contracts;

                    (ii).....Seller has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

                    (iii)....Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to Seller; and

                    (iv).....Seller  has  given  notice  to the  insurer  of all claims that may be insured thereby.

          3.22.....Environmental Matters

          Except as set forth on Part 3.22:

               (a) Neither Seller, nor to the Knowledge of Seller, any prior owner, user or occupant of any of the Facilities has conducted or authorized the storage, treatment, or disposal of any Hazardous Materials on any of the Facilities, which, if discovered or reported, is reasonably likely to give rise to an Environmental Liability on the part of Seller or Buyer;

               (b) There has been no Release, during Seller's ownership, occupancy, or period of use of any of the Facilities, nor, to the Knowledge of Seller, has any prior owner, user or occupant of any of the Facilities Released any Hazardous Materials on, at, or under any of the Facilities. To the Knowledge of Seller, there are no Hazardous Materials migrating to or from any of the Facilities, and no Hazardous Material currently exists on, at, in, under or about any of the Facilities, which, if disclosed or discovered, is reasonably likely to require remediation under applicable Environmental Law or give rise to an Environmental Liability against Seller or Buyer;

               (c) Seller has not received any written or actual notice of any violation, complaint, suit, order or to the Knowledge of Seller, other notice, under any Environmental Law with respect to the disposal or release of Hazardous Materials from any of the Facilities onto any other property, or that Seller has incurred any liability under any Environmental Law, and Seller has no Knowledge that any such notice is pending, threatened or otherwise anticipated from any Person, including but not limited to a Governmental Body;

               (d) There is no pending litigation or administrative proceeding to which Seller is a party or to the Knowledge of Seller, any investigation under any applicable Environmental Law by any Person, including but not limited to any Governmental Body, in which it is alleged that there has been a Release or Threat of Release of any Hazardous Material or any violation of Environmental Law with respect to any of the Facilities, nor is Seller aware of any facts or circumstances that would reasonably lead it to believe that any Person or Governmental Body would allege any of the foregoing;

               (e) There are no consent  orders or  memoranda  of  agreement  or similar written agreements between Seller and any Governmental Authority relating in any way to the presence, spill, discharge, release, threat of release, storage, treatment or disposal of any Hazardous Material;

               (f) There are no Environmental Laws applicable to any of the Facilities that would require Seller to obtain the approval of or provide notice to any Governmental Body (which has not been obtained or provided) as a condition to the consummation of this transaction;

               (g) Seller has owned, leased and operated the Pest Business and all of the Facilities, including Facilities formerly owned, leased or operated, in compliance with all applicable Environmental Laws;

               (h) Seller has not incurred any Environmental Liabilities, contingent or non-contingent, under the applicable Environmental Laws, including but not limited to those pertaining to Hazardous Materials. that remains unresolved or has not been complied with so as to bring Seller or the Facilities into compliance with applicable Environmental Laws;

               (i) Seller has delivered or made available to Buyer true, correct and complete copies of all correspondence, reports, inspections, notices or tests with respect to the compliance of the Facilities and the Pest Business with the Environmental Laws and/or the presence of any Hazardous Materials on any of the Facilities, including such documents that were (A) prepared for Seller; or (B) prepared for other parties and are in the possession of Seller (collectively, the "Environmental Reports");

               (j) There are no leaking or non-compliant (with applicable Environmental Laws) underground storage tanks owned or operated by Seller on any of the Facilities, nor to Seller's Knowledge were there any such leaking or non-compliant tank systems (with applicable Environmental Laws) owned or operated by Seller on any of the Facilities;

               (k) Neither Seller nor, to the Knowledge of Seller, any prior owner, user or occupant of the Facilities, have filed or otherwise provided notice to any Governmental Body under any Environmental Law of any past or present release or discharge of a Hazardous Material into the environment;

               (l) Seller has not received any written or actual notice, demand,
          or  information   request   regarding  its  alleged  disposal  of,  or
          arrangement for disposal of, any

          Hazardous Materials on any real property not owned by Seller that is on the USEPA's National Priorities List or the CERCLIS list or any similar state list;

               (m) To the Knowledge of Seller, during Seller's ownership, leasing and/or occupancy of the Facilities, no construction debris or other debris was buried on any of the Facilities, which, if disclosed or discovered, is reasonably likely to require remediation under applicable Environmental Laws;

               (n) No lien, nor any deed notice or use restriction that precludes any of the Facilities from being used for their current commercial purposes, has been issued, filed, or recorded pursuant to any Environmental Law with respect to any of the Facilities; and

               (o)  None  of  the  New  Jersey   Facilities  is  an  "industrial
          establishment" as defined in ISRA or subject to the ISRA.

               (p) Part 3.22(p) contains a complete and accurate list of each material Permit under Environmental Laws ("Environmental Permits") that is held by Seller or that otherwise relates to the Pest Business. Each Environmental Permit listed or required to be listed in Part 3.22(p) is valid and in full force and effect.

               (q) Except as set forth in Part 3.22(q):

                    (i)......Seller  is,  and at all  times  has  been,  in full compliance with all of the terms and requirements of each Environmental Permit identified or required to be identified in
               Part 3.22(p): ------------

                    (ii).....To  Seller's  Knowledge,  no event has  occurred or circumstance exists that may (with or without notice or lapse of time) (x) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Environmental Permit listed or required to be listed in
               Part 3.22(p); or (y) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Environmental Permit listed or required to be listed in Part 3.22(p);

                    (iii)....Seller  has not  received  any  written  or  actual notice from any  Governmental  Body or any other Person regarding
               (x) any actual, alleged or potential violation of or failure to comply with any Environmental Permit, or (y) any actual, proposed or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Environmental Permit; and

                    (iv).....all  applications  required  to have been filed for the renewal of the Environmental Permits listed or required to be listed in Part 3.22(p) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Environmental
               Permits have been duly made on a timely basis with the appropriate Governmental Bodies.

                    (v)......the  Environmental  Permits  listed in Part 3.22(p)
               collectively constitute all of the material Environmental Permits necessary to permit Seller to lawfully conduct and operate the Pest Business in the manner it currently conducts and operates such business and to permit it to own and use its assets in the manner in which it currently owns and uses such assets.

          3.23.....Employees

               (a)......Part  3.23(a)  contains a complete and accurate  list of the following information for each employee, officer and director of Seller, including each employee on leave of absence or layoff status: branch location; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current annual salary; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

               (b)......Part  3.23(b)  contains a complete and accurate  list of the following information for each retired employee, officer or director of Seller, or their dependents, receiving benefits or scheduled to receive benefits in the future: name; pension benefits; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits.

               (c)......Part  3.23(c) states the number of employees  terminated by Seller since January 1, 2002, and contains a complete and accurate list of the following information for each employee of Seller who has been terminated or laid off, or whose hours of work have been reduced by more than fifty percent (50%) by Seller, in the six (6) months prior to the date of this Agreement: (i) the date of such termination, layoff or reduction in hours; and (ii) the location to which the employee was assigned.

               (d)......Seller  has  not  violated  the  Worker  Adjustment  and
          Retraining Notification Act (the "WARN Act") or any similar state or local Legal Requirement. During the ninety (90) day period prior to the date of this Agreement, Seller has terminated twenty six (26) employees.

               (e)......To the Knowledge of Seller, no officer, director, agent, employee, consultant, or contractor of Seller is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Seller, except as may be in favor of Seller, or (ii) to assign to Seller or to any other Person any rights to any invention, improvement, or discovery. No former or current employee of Seller is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Seller or Buyer to conduct the business as heretofore carried on by Seller.

               (f)......Except  as set forth in Part  3.23(f),  since January 1,
          2000,  Seller has  complied  with all  Occupational  Safety and Health
          Laws.

          3.24.....Labor Disputes; Compliance

               (a)......Seller  has  complied  in all  respects  with all  Legal
          Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other requirements under applicable law, the payment of social security and similar Taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

               (b)......Except as disclosed in Part 3.24(b),  (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) since January 1, 2001, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller; (iii) to Seller's Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute;
          (iv) there is not pending or, to Seller's Knowledge, threatened against or affecting Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting Seller or the Facilities; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding exists that might have a Material Adverse Effect upon Seller or the conduct of its business; (vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller; and (viii) to Seller's Knowledge there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Body.

          3.25.....Intellectual Property Assets

               (a)......The  term  "Intellectual   Property  Assets"  means  all
          intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, including:

                    (i)......Seller's   name,  all  assumed  fictional  business
               names, trade names, registered and unregistered trademarks, service marks and trademark applications (collectively, "Marks");

                    (ii).....all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents");

                    (iii)....all  registered and unregistered copyrights in both
               published    works   and   unpublished    works    (collectively,
               "Copyrights");

                    (iv).....all rights in mask works;

                    (v)......all  know-how,   trade  secrets,   confidential  or
               proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); and

                    (vi).....all  rights in  internet  web  sites  and  internet domain names presently used by Seller (collectively "Net Names").

               (b)......Part  3.25(b)  contains a complete and accurate list and summary description, including any royalties paid or received by Seller, and Seller has delivered to Buyer accurate and complete copies, of all Seller Contracts relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs with a value of less than one thousand five hundred dollars ($1,500) under which Seller is the licensee. There are no outstanding and, to Seller's Knowledge, no threatened disputes or disagreements with respect to any such Contract.

               (c)  (i)......Except   as  set   forth  in  Part   3.25(c),   the
               Intellectual Property Assets are all those necessary for the operation of Seller's business as it is currently conducted. Seller is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses listed in Part 3.25(c).

                    (ii).....Except as set forth in Part 3.25(c), all former and current employees of Seller have executed written Contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries or information relating to the business of Seller.

               (d)  (i)......Part  3.25(d) contains a complete and accurate list and summary description of all Patents.

                    (ii).....All   of  the  issued   Patents  are  currently  in
               compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety
               (90) days after the Closing Date.

                    (iii)....No  Patent  has  been  or is  now  involved  in any interference, reissue, reexamination, or opposition Proceeding. To Seller's Knowledge, there is no potentially interfering patent or patent application of any Third Party.

                    (iv).....Except  as set forth in Part  3.25 (d),  (A) to the
               Knowledge of Seller and Shareholders, no Patent is infringed or has been challenged or threatened in any way and (B) none of the products manufactured or sold, nor any process or know-how used, by Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                    (v)......All  products made,  used or sold under the Patents have been marked with the proper patent notice.

               (e)  (i)......Part  3.25(e) contains a complete and accurate list and summary description of all Marks.

                    (ii).....All  Marks  have been  registered  with the  United
               States Patent and Trademark Office, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                    (iii)....No  Mark  has  been  or  is  now  involved  in  any opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any of the Marks.

                    (iv).....To  Seller's  Knowledge,  there  is no  potentially interfering  trademark  or  trademark  application  of any  other
               Person.

                    (v)......No Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark or service mark of any other Person.

                    (vi).....All  products and materials  containing a Mark bear the proper federal registration notice where permitted by law.

               (f)  (i)......Part  3.25(f) contains a complete and accurate list and summary description of all Copyrights.

                    (ii).....All  of the registered  Copyrights are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of Closing.

                    (iii)....To  the  Knowledge of Seller and  Shareholders,  no
               Copyright is infringed or has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person.

                    (iv).....All  works  encompassed by the Copyrights have been marked with the proper copyright notice.

               (g) (i) Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of all Trade Secrets.

                    (ii).....Seller  has good title to and an absolute  right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature and, to Seller's Knowledge, have not been used, divulged or appropriated either for the benefit of any Person (other than Seller) or to the detriment of Seller. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

               (h)  (i)......Part  3.25(h) contains a complete and accurate list and summary description of all Net Names.

                    (ii).....All  Net Names have been  registered in the name of
               Seller and are in compliance with all formal Legal Requirements.

                    (iii)....No  Net  Name has  been or is now  involved  in any dispute, opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any Net Name.

                    (iv).....To  Seller's  Knowledge,  there is no  domain  name application pending of any other Person which would or would potentially interfere with or infringe any Net Name.

                    (v)......To the Knowledge of Seller and Shareholders, no Net
               Name is infringed or has been challenged, interfered with or threatened in any way. No Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

          3.26.....Relationships With Related Persons

          Except as disclosed in Part 3.26, neither Seller nor any Shareholder nor any Related Person of any of them has, or since January 1, 2002 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Seller's business. Neither Seller nor either Shareholder nor any Related Person of any of them owns, or since January 1, 2002 has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Part 3.26, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Seller with respect to any line of the products or services of Seller (a "Competing Business") in any market presently served by Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.26, neither Seller nor either Shareholder nor any Related Person of any of them is a party to any Contract with, or has any claim or right against, Seller.

          3.27.....Advisers

          Except as set forth on Part 3.27, neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Seller's business or the Assets or the Contemplated Transactions.

          3.28.....Disclosure

               (a)......No representation or warranty or other statement made by
          Seller or any Shareholder in this Agreement, the Disclosure Letter, any supplement to the Disclosure Letter, the certificates delivered pursuant to Section 2.7(a) contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

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
               (b)......Seller  does not  have  Knowledge  of any fact  that has specific  application  to  Seller  (other  than  general  economic  or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of Seller that has not been set forth in this Agreement or the Disclosure Letter.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller and Shareholders as follows:

     4.1......Organization And Good Standing

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now conducted.

     4.2......Authority; No Conflict

          (a)......This  Agreement  constitutes  the  legal,  valid and  binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Assignment and Assumption Agreement, the Assignment and Assumption of Leases, the Noncompetition Agreements, the Escrow Agreement, the Employment Agreements, and each other agreement to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

          (b)......Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i)......any provision of Buyer's Governing Documents;

               (ii).....any  resolution adopted by the board of directors or the stockholders of Buyer;

               (iii)....any  Legal  Requirement  or Order to which  Buyer may be subject; or

               (iv).....any Contract to which Buyer is a party or by which Buyer may be bound.

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
               Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this
          Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3 .....Certain Proceedings

     There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

     4.4......Advisers

     Neither Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

5. COVENANTS OF SELLER PRIOR TO CLOSING

     5.1......Access And Investigation

     Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Buyer shall coordinate with the Representatives of Seller (Tom Walters for operational matters and Stuart Yourish for financial matters), and Seller shall (and Shareholders shall cause Seller to) (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, the "Buyer Group") full and free access, during regular business hours, to Seller's personnel, properties (including subsurface testing), Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller; (b) furnish the Buyer Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as Buyer may reasonably request; (c) furnish the Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request; (d) cooperate with Buyer in its review of the internal and disclosure controls of Seller as Buyer shall deem necessary for Buyer to satisfy its obligations under
Section 302 and 906 of the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder; and (e) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition related to Seller. In addition, Buyer shall have the right to have the Real Property and Tangible Personal Property inspected by the Buyer Group, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and Tangible Personal Property. In the event subsurface or other invasive testing is recommended by any of the Buyer Group, Buyer shall, upon notice to Seller, be permitted to have the same performed prior to the Closing Date, provided such testing does not unreasonably interfere with the operation of the Business at that location. Buyer agrees to indemnify Seller from any physical damage to the Facilities that directly results from the Buyer Group's inspection and subsurface or invasive testing.

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
     5.2......Operation Of The Business Of Seller

     Between the date of this Agreement and the Closing, Seller shall (and Shareholders shall cause Seller to):

          (a) conduct its business only in the Ordinary Course of Business;

          (b)......except as otherwise directed by Buyer in writing, and without making any commitment on Buyer's behalf, use its Best Efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

          (c)......confer with Buyer prior to implementing operational decisions of a material nature;

          (d)......otherwise  report periodically to Buyer concerning the status of its business, operations and finances;

          (e)......make  no material  changes in  management  personnel  without prior consultation with Buyer;

          (f)......maintain  the Assets in a state of repair and condition  that complies with Legal Requirements and is consistent with the requirements and normal conduct of Seller's business;

          (g)......keep  in  full  force  and  effect,  without  amendment,  all material rights relating to Seller's business;

          (h)......comply   with  all   Legal   Requirements   and   contractual
     obligations applicable to the operations of Seller's business;

          (i)......continue  in full  force and effect  the  insurance  coverage under the policies set forth in Part 3.21(a) or substantially equivalent policies;

          (j)......except  as  required  to  comply  with  ERISA or to  maintain qualification under Section 401(a) of the Code, not amend, modify or terminate any Assumed Plan without the express written consent of Buyer, and except as required under the provisions of any Assumed Plan, not make any contributions to or with respect to any Assumed Plan without the express written consent of Buyer, provided that Seller shall contribute that amount of cash to each Assumed Plan necessary to fully fund all of the benefit liabilities of such Assumed Plan on a plan-termination basis as of the Closing Date;

          (k)......cooperate  with Buyer and assist Buyer in (i) identifying the
     Governmental Authorizations required by Buyer to operate the business from and after the Closing Date and (ii) either transferring existing Governmental Authorizations of Seller to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;

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
          (l)......upon  request  from time to time,  execute  and  deliver  all documents, make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the Contemplated Transactions, all without further consideration;

          (m)......maintain all books and Records of Seller relating to Seller's business in the Ordinary Course of Business; and

          (n)......prepare and file, in accordance with applicable laws, all Tax
     Returns and amendments thereto required to be filed by Seller taking into account any extensions of time granted by any taxing authorities.

     5.3......Negative Covenant

     Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Seller shall not, and Shareholders shall not permit Seller to, without the prior written Consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections 3.15 or 3.19 would be likely to occur; (b) make any modification to any material Contract or Governmental Authorization; (c) allow the levels of raw materials, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained; or (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, the business of Seller or the Assumed Liabilities.

     5.4......Required Approvals

     As promptly as practicable after the date of this Agreement, Seller shall make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions (including all filings under the HSR
Act). Seller and Shareholders also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions. Seller and Shareholders also shall cooperate with Buyer and its Representatives in obtaining all Material Consents (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act.)

     5.5......Notification

     Between the date of this Agreement and the Closing, Seller and Shareholders shall promptly notify Buyer in writing if any of them becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller's or either Shareholders' discovery of, such fact or condition. Should any such fact or condition require any change to the Disclosure Letter, Seller shall promptly deliver to Buyer a supplement to the

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
Disclosure Letter specifying such change. Such delivery shall not affect any rights of Buyer under Section 9.2 and Article 11, except as provided in Section 11.12(c). During the same period, Seller and Shareholders also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Seller or Shareholders in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely.

     5.6......No Negotiation

     Until such time as this Agreement shall be terminated pursuant to Section 9.1, neither Seller nor either Shareholder shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to any Person (other than Buyer) relating to any business combination transaction involving Seller, including the sale by Shareholders of Seller's stock, the merger or consolidation of Seller or the sale of Seller's business or any of the Assets (other than in the Ordinary Course of Business). Seller and Shareholders shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Seller or any Shareholder.

     5.7......Best Efforts

     Seller and Shareholders shall use their Best Efforts to cause the conditions in Article 7 and Section 8.3 to be satisfied.

     5.8......Interim Financial Statements

     Until the Closing  Date,  Seller shall  deliver to Buyer within  twenty-one
(21) days after the end of each month a copy of the balance sheet and income statement for such month prepared in a manner and containing information consistent with Seller's current practices and certified by Seller's chief financial officer as to compliance with Section 3.4.

     5.9......Payment Of Liabilities

     Between the date of this Agreement and the Closing, Seller shall (and the Shareholders shall cause Seller to) pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations. Buyer and Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in connection with the Contemplated Transactions.

     5.10.....Lien  Releases.  As soon as is reasonably  possible after the date hereof, but on or before the Closing, Seller shall furnish to Buyer, at Seller's expense, termination statements for any and all Uniform Commercial Code financing statements or other filings reflecting Encumbrances upon the Assets, other than Permitted Encumbrances.

     5.11.....Additional   Real   Property   Matters.   As  soon  as  reasonably
practicable after the date hereof, Buyer shall obtain commitments issued by a title insurance company ("Title Insurer") to insure title to the Real Property (the "Title Commitments").

          (a)......If   any  of  the  following  shall  occur  (each,  a  "Title
     Objection"):

               (i)......any  Title  Commitment  or  other  evidence  of title or search of the appropriate real estate records discloses that any party other than Seller has title to the insured estate covered by the Title Commitment;

               (ii).....any  title  exception  is disclosed in Schedule B to any
          Title Commitment that (A) pertains to Encumbrances securing any loans that do not constitute an Assumed Liability, and (B) any exceptions that materially and adversely affect Buyer's use and enjoyment of the Real Property described therein; or

               (iii)....any  survey  of the  Real  Property  obtained  by  Buyer discloses any matter that materially and adversely affect Buyer's use and enjoyment of the Real Property described therein;

          then Buyer shall identify such matters to Seller in writing within ten
          (10) Business Days after receiving all of the Title Commitment, surveys and copies of any title exception documents listed in the Title Commitment for the Real Property covered thereby and with such notice shall provide Seller with copies of the Title Commitment, survey and title exception documents.

          (b)......Seller  shall  use  its  Best  Efforts  to  cure  each  Title
     Objection and take all steps required by the Title Insurer to eliminate each Title Objection as an exception to the Title Commitment. Any Title Objection that the Title Company is willing to insure over on terms acceptable to Buyer is herein referred to as an "Insured Exception." The Insured Exceptions, together with any Real Estate Encumbrances not objected to by Buyer in the manner aforesaid shall be deemed to be "Permitted Real Estate Encumbrances".

          (c)......In  the  event  that the  Seller  does not  cure  such  Title
     Objection prior to Closing in a manner such that the Title Insurer is able to eliminate such Title Objection as an exception to the Title Commitment, or if the Title Objection is not an Insured Exception, then, the Buyer may, at its election, (i) accept the Real Property, which acceptance shall not, however, waive Buyer's right to a claim of indemnification for a breach of the representations and warranties set forth in Section 3.9(a) if the Buyer suffers Damages as a result thereof, or (ii) require that such Real Property be retained by the Seller, in which case Part 3.7 shall be deemed amended to eliminate any references to such Real Property, and the Purchase Price shall automatically be adjusted by an amount equal to the "Appraised Real Property Value" for such Real Property as set forth on Part 3.7.

6. COVENANTS OF BUYER PRIOR TO CLOSING

     6.1......Required Approvals

     As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings required by Legal Requirements (including all filings under the HSR Act) to be made by it to consummate the Contemplated Transactions. Buyer also shall cooperate, and cause its Related Persons to cooperate, with Seller (a) with respect to all filings Seller shall be required by Legal Requirements to make and (b) in obtaining all Consents identified in
Part 7.3, provided, however, that Buyer shall not be required to dispose of or make any change to its

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
business, expend any material funds or incur any other burden in order to comply with this Section 6.1.

     6.2......Best Efforts

     Buyer shall use its Best Efforts to cause the  conditions  in Article 8 and
Section 7.3 to be satisfied.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1......Accuracy Of Representations

     Seller's and  Shareholders'  representations  and  warranties  set forth in
Section 3.2 and 3.15 of this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made. There shall not exist any inaccuracies in the other representations and warranties of Seller and the Shareholders set forth in Article 3 of this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties that are qualified by references to "material" or to the "Knowledge" of Seller or the Shareholders shall be deemed not to include such qualifications.

     7.2......Seller's Performance

     All of the covenants and obligations that Seller and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

     7.3......Consents

     Each of the Consents identified in Part 7.3 (the "Material Consents") shall have been obtained and shall be in full force and effect.

     7.4......Additional Documents

     Seller and Shareholders shall have caused the documents and instruments required by Section 2.7(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

          (a)......an  opinion of Alston & Bird LLP,  dated the Closing Date, in the form of Exhibit 7.4(a);

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
          (b)......The  organizational  documents and all amendments  thereto of
     Seller, duly certified as of a recent date by the Secretary of State of the jurisdiction of Seller's incorporation;

          (c)......If requested by Buyer, any Consents or other instruments that may be required to permit Buyer's qualification in each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation under the name "Western Exterminating Company", Western Pest Control", "Western Termite and Pest Control", or any derivative thereof;

          (d)......A  statement from the holder of each note and mortgage listed on Part 2.4(a)(viii), if any, dated the Closing Date, setting forth the principal amount then outstanding on the indebtedness represented by such note or secured by such mortgage, the interest rate thereon, a statement to the effect that Seller, as obligor under such note or mortgage, is not in default under any of the provisions thereof, and a payoff amount, to include per diem interest charges, as of the Closing Date;

          (e)......Releases  of all  Encumbrances  on  the  Assets,  other  than
     Permitted Encumbrances;

          (f) Evidence of compliance with Section 10.2(b) and all certificates, clearances, correspondence and the like relating to the Seller's notices and request pursuant to such Section;

          (g)......Certification described in Section 10.2(c); and

          (h)......Such  other documents as Buyer may reasonably request for the purpose of:

               (i)......evidencing    the    accuracy   of   any   of   Seller's
          representations and warranties, in each case as modified by any supplement to the Disclosure Letter delivered to Buyer in compliance with Section 5.5;

               (ii)....evidencing  the  performance by Seller or any Shareholder of, or the compliance by Seller or any Shareholder with, any covenant or obligation required to be performed or complied with by Seller or such Shareholder;

               (iii)....evidencing the satisfaction of any condition referred to in this Article 7; or

               (iv).....otherwise  facilitating  the consummation or performance of any of the Contemplated Transactions.

     7.5......No Proceedings

     Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding
(a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated

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
Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

     7.6......No Conflict

     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding Bulk Sales Laws.

     7.7......Title Insurance

     Buyer shall have received unconditional and binding Title Commitments, dated the Closing Date, in an aggregate amount equal to the amount of the Purchase Price allocated to the Real Property, deleting all requirements listed in ALTA Schedule B-1, amending the effective date to the date and time of recordation of the deed transferring title to the Real Property to Buyer with no exception for the gap between closing and recordation, deleting or insuring over Title Objections, and otherwise in form reasonably satisfactory to Buyer insuring Buyer's interest in each parcel of Real Property or interest therein. Buyer shall be entitled to request that its Title Insurer provide such endorsements (or amendments) to its owner's title insurance policies as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall impose no additional liability on Seller, and (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements.

     7.8......Governmental Authorizations

     Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.

     7.9......Employees

          (a)......Buyer  shall have entered  into  employment  agreements  with those key employees of Seller identified in Part 7.9.

          (b)......Those  key  employees  of Seller  identified  on Part 7.9, or substitutes therefore who shall be acceptable to Buyer, in its sole discretion, shall have accepted employment with Buyer with such employment to commence on and as of the Closing Date.

          (c)......Substantially   all  other   employees  of  Seller  shall  be
     available for hiring by Buyer, in its sole discretion, on and as of the Closing Date.

     7.10.....Ancillary Agreements

     Seller shall have used its Best Efforts to cause the relevant Persons to enter into ancillary agreements in form and substance as set forth in Exhibit
7.10 hereto.

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
     7.11.....Revenue Validation

     Buyer shall have validated, to its reasonable satisfaction, that the Seller's revenues from its Pest Business (excluding revenues attributable to revenues derived from the performance of Pest Services pursuant to a contract or subcontract with Copesan) for the [***] period ending [***] shall be no [***] than $[***].

8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

     8.1......Accuracy Of Representations

     Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), set forth in Section 4.2 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made. There shall not exist any inaccuracies in the other representations and warranties of Buyer set forth in Article 4 of this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties that are qualified by references to "material" or to the "Knowledge" of Buyer shall be deemed not to include such qualifications.

     8.2......Buyer's Performance

     All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

     8.3......Consents

     Each of the Consents identified in Exhibit 8.3 shall have been obtained and shall be in full force and effect.

     8.4......Additional Documents

     Buyer shall have caused the documents and instruments required by Section 2.7(b) and the following documents to be delivered (or tendered subject only to Closing) to Seller and Shareholders:

          (a)......an  opinion of Arnall Golden  Gregory LLP,  dated the Closing
     Date, in the form of Exhibit 8.4(a); and

          (b)......such other documents as Seller may reasonably request for the purpose of

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

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               (i)......evidencing   the  accuracy  of  any   representation  or
          warranty of Buyer,

               (ii).....evidencing   the   performance   by  Buyer  of,  or  the
          compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer or

               (iii)....evidencing the satisfaction of any condition referred to in this Article 8.

     8.5......No Injunction

     There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9. TERMINATION

     9.1......Termination Events

     By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

          (a)......by  Buyer if a Breach of any provision of this  Agreement has been committed by Seller or Shareholders and caused a Material Adverse Effect, and such Breach has not been waived by Buyer;

          (b)......by  Seller if a Breach of any provision of this Agreement has been committed by Buyer and caused a Material Adverse Effect, and such Breach has not been waived by Seller;

          (c)......by Buyer if any condition in Article 7 has not been satisfied as of May 31, 2004 or such later date specified for Closing in accordance with the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

          (d)......by  Seller  if  any  condition  in  Article  8 has  not  been satisfied as of May 31, 2004 or such later date specified for Closing in accordance with the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller or the Shareholders to comply with their obligations under this Agreement), and Seller has not waived such condition on or before such date;

          (e)......by mutual consent of Buyer and Seller;

          (f)......by Buyer if the Closing has not occurred on or before May 31,
     2004 or such later date as the parties may agree upon, unless the Buyer is in material Breach of this Agreement; or

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          (g)......by  Seller if the Closing  has not  occurred on or before May
     31, 2004 or such later date as the parties may agree upon, unless the Seller or Shareholders are in material Breach of this Agreement.

     9.2 .....Effect Of Termination

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this
Section 9.2 and Articles 12 and 13 (except for those in Section 13.5) will survive, provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the nonterminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10. ADDITIONAL COVENANTS

     10.1.....Employees And Employee Benefits

          (a)......Information  on Active  Employees.  For the  purpose  of this
     Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by Seller for its business who are:

               (i)......bargaining   unit  employees   currently  covered  by  a
          collective bargaining agreement or

               (ii).....employed   exclusively  in  Seller's  Pest  Business  as
          currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

          (b) Employment of Active Employees by Buyer.

               (i)......Buyer  will offer  employment  to all Active  Employees, except those Active Employees listed on Part 10.1(b)(i), who meet Buyer's employment standards on terms acceptable to Buyer on the Closing Date. Buyer will provide Seller with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"). Subject to Legal Requirements, Buyer will have reasonable access to the Facilities and personnel Records (including performance appraisals, disciplinary actions, grievances and medical Records) of Seller for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Seller upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Active Employees.

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               (ii).....Neither  Seller nor any  Shareholder  nor their  Related
          Persons shall solicit the continued employment of any Active Employee (unless and until Buyer has informed Seller in writing that the particular Active Employee will not receive any employment offer from Buyer) or the employment of any Hired Active Employee after the Closing. Buyer shall inform Seller promptly of the identities of those Active Employees to whom it will not make employment offers and provide the reasons under Buyer's employment standards. Seller shall
          be  solely   responsible  for  complying  with  all  applicable  Legal
          Requirements as to all Active Employees who are not hired Active Employees. Buyer shall assist Seller in such compliance efforts.

               (iii)....It is understood  and agreed that (A) Buyer's  covenants as set forth in this section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment or employee benefits of such employees.

          (c)......Seller  shall  use  its  Best  Efforts  to  assist  Buyer  in obtaining, for each Assumed Plan, the consent of each insurance carrier and service provider that provides insurance coverage and/or services to or with respect to such Assumed Plan to the assumption by Buyer of the applicable insurance policy or service contract.

          (d) Salaries and Benefits.

               (i)......Seller  shall be responsible  for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the date immediately preceding the Closing Date, including pro rata bonus payments earned prior to the Closing Date; (B) the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA through the close of business on the date immediately preceding the Closing Date; and (C) any and all payments to employees required under the WARN Act relating to actions taken by Seller prior to the Closing Date.

               (ii).....Seller  shall be liable for any claims  made or incurred by Active Employees and their beneficiaries and dependents through the date immediately preceding the Closing Date under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

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               (iii)....On  or before  the  Closing  Date,  Seller  shall  adopt appropriate corporate resolutions to transfer to Buyer the sponsorship of each of the Assumed Plans, effective as of the Closing.

               (iv).....On  or  before  the  Closing  Date,  Buyer  shall  adopt appropriate corporate resolutions to assume from Seller the sponsorship of each of the Assumed Plans, effective as of the Closing.

               (v)......Buyer  will continue to maintain and sponsor the Assumed
          Plans until January 1, 2005.

          (e)......Accrued  and Unused Vacation.  The Hired Active Employees may
     take any vacation time accrued for the 2004 calendar year either before or after the Closing pursuant to Seller's vacation policies. At the Closing, the Buyer shall assume the obligations only for Hired Active Employees for vacation time accrued, but not yet used, for the 2004 calendar year.

          (f)......Buyer's Pension Plans. Notwithstanding anything herein to the contrary, no employee of the Pest Business shall, by virtue of this Agreement, be eligible to participate in the Rollins, Inc. Retirement Income Plan (which plan was previously "frozen" to new entrants).

          (g)......Buyer's  Retirement  and Welfare  Plans.  Effective as of the
     termination by Buyer of its sponsorship of any Assumed Plan, Buyer will, or will cause its designated affiliate to, take all actions necessary to ensure that each Hired Active Employee will be eligible to participate in a similar employee benefit plan, program, policy or arrangement of Buyer or its affiliates on the same basis as similarly situated employees of Buyer and its affiliates. Buyer will cause each of its employee benefit plans in which Hired Active Employees become eligible to participate to take into account, for purposes of eligibility and vesting, the length of service of such employees with the Seller as if such service were with Buyer or its affiliate, to the same extent that such service was credited under the comparable Assumed Plan. No Hired Active Employee (or any eligible dependent) who elects to be covered under any medical or disability insurance plan of Buyer or its affiliates will be excluded from coverage under such plan on the basis of a pre-existing condition that was not also excluded under the applicable medical or disability insurance Assumed Plan. To the extent that a Hired Active Employee has satisfied, in whole or in part, any annual deductible or paid any applicable out-of-pocket or co-payment expenses under a medical insurance Assumed Plan for the plan year during which the Buyer terminates its sponsorship of such plan, such individual will be credited therefor under the corresponding provisions of the corresponding plan of Buyer or its affiliates in which such individual participates after such plan termination.

          (h)......Collective Bargaining Matters. Buyer will set its own initial terms and conditions of employment for the Hired Active Employees and others it may hire, including work rules, benefits and salary and wage structure, all as permitted by law. Buyer is not obligated to assume any collective bargaining agreements under this Agreement. Any bargaining obligations of Buyer with any union with respect to bargaining unit employees subsequent to the Closing, whether such obligations arise before or after the Closing, shall be the sole responsibility of Buyer.

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          (i)......Severance  Matters.  At the  Closing,  Seller and Buyer shall cause two hundred and twenty-eight thousand dollars ($228,000) of the Purchase Price to be deposited into an interest-bearing account with SunTrust Bank (the "Severance Escrow"). Immediately after the Closing, Buyer shall implement a special severance pay arrangement to be applicable to the Hired Active Employees ("Special Severance Arrangement").

               (i)......Under the Special Severance Arrangement,  (A) each Hired
          Active Employee shall be entitled to a severance payment from Buyer in the event that their employment with Buyer or any of its Affiliates is terminated without cause on or before the eighteen (18)- month anniversary of the Closing; (B) the tenure of each Hired Active Employee with Seller will be recognized by Buyer for purposes of determining entitlement to a payment under the Special Severance Arrangement, in the manner set forth on Part 10.1(i)(i), and (C) except for the Designated Employees, Buyer shall be solely responsible for any and all payment obligations under the Special Severance Arrangement.

               (ii).....For   those  Hired  Active   Employees  listed  on  Part
          10.1(i)(ii) (the "Designated Employees"), the Special Severance Arrangement shall include the following additional provisions: (A) Buyer shall be responsible for two (2) weeks of severance pay for each Designated Employee, and (B) any severance payment obligation to a Designated Employee in excess of (A) above may be withdrawn from the Severance Escrow by Buyer. In the event that the Severance Escrow is exhausted on or before the eighteen (18)-month anniversary of the Closing, Buyer shall be responsible for any and all additional severance payment obligations to Designated Employees. If there are funds remaining in the Severance Escrow on the date immediately following the eighteen (18)-month anniversary of the Closing, and Buyer has not notified the Selling Parties' Representative of unpaid claims against the Severance Escrow, then such remaining funds shall promptly thereafter be delivered to the Selling Parties' Representative.

               (iii)....Except as specifically set forth above,  Seller shall be solely responsible for any severance payment obligations that may arise as a result of the Contemplated Transactions.

          (j) General Employee Provisions.

               (i)......Seller  and Buyer  shall give any  notices  required  by
          Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.

               (ii).....Seller and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.

               (iii)....If  any of the  arrangements  described  in this Section
          10.1 are determined by the IRS or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain

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          the  allocation  of  economic  benefits  and  burdens  to the  parties contemplated herein in a manner that is not prohibited by law.

               (iv).....Seller  shall provide Buyer with completed I-9 forms and attachments with respect to all Hired Active Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement.

          (k)......Consulting  Agreement.  On December 21,  2004,  Bob and Buyer
     shall  enter  into a  consulting  agreement  in  substantially  the form of
     Exhibit 10.1(k) (the "Consulting Agreement").

     10.2 Certain Tax Matters.

          (a) Transfer Taxes. Seller shall pay all Transfer Taxes regardless of the Person on whom such Taxes are imposed by Legal Requirements, and Seller and Buyer shall cooperate in the timely execution and making of all filings, returns, reports and forms as may be required in connection therewith.

          (b)......Potential  Successor  Taxes.  Unless  otherwise  directed  in writing by Buyer, Seller shall give all required notices and make all required filings, on behalf of Buyer when required, of the transactions contemplated hereby, including any notices and filings required to obtain tax good standing letters or tax clearances or certificates with the taxing authorities of the States of New Jersey, Delaware, Florida, Maryland, Pennsylvania, and Virginia, and any other state or any local Governmental Body with which the Seller is required to file Tax Returns and/or pay Taxes for which Buyer may have successor liability. If Seller does not provide to Buyer at Closing all appropriate tax good standing letters and tax clearances and certificates, or evidence that requests for such clearance and certificates have been timely made in accordance with applicable Legal Requirements, or, in jurisdictions where an application or request for such clearance and certificates is not permitted to be made until after the Closing, (i) evidence that any notice required to be given to any taxing authority prior to Closing pursuant to applicable Legal Requirements (including, without limitation, Section 1403 of the Pennsylvania Fiscal Code, 72 P.S. ss.1403) was timely given in accordance with such Legal
     Requirements, and (ii) a completed, but not submitted, application or request for such clearance and certificates, then Buyer may withhold from the Purchase Price, which shall correspondingly reduce the amount held under the Escrow Agreement, the amount of the Potential Successor Taxes, and Buyer shall thereafter cause such Taxes to be paid, to the extent of such withholding, on the Seller's behalf.

          (c)......Certification  of Non-Foreign  Status.  At the Closing,  each
     Seller that is transferring Real Property to Buyer pursuant to this Agreement will furnish to Buyer an affidavit stating, under penalties of perjury, such Seller's United States taxpayer identification number and that such Seller is not a foreign person in accordance with Section 1445(b)(2) of the Code and the Treasury Regulations promulgated thereunder.

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     10.3.....Payment Of Other Retained Liabilities

     In addition to payment of Taxes pursuant to Section 10.2, Seller shall pay, or make adequate provision for the payment, in full all of the Retained Liabilities and other Liabilities of Seller under this Agreement.

     10.4.....Reports And Returns

     Seller shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the business of Seller as conducted using the Assets, to and including the Effective Time.

     10.5.....Assistance In Proceedings; Enforcement of Obligations

               (a)......Seller  will cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (i) any Contemplated Transaction or (ii) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or its business or either Shareholder.

          (b)......Seller  covenants and agrees that it shall, at the request of
     Buyer after the Closing, use its Best Efforts to enforce its entitlements under any noncompetition, nonsolicitation, or confidentiality agreement against any Active Employee who is not a Hired Active Employee.

     10.6.....Noncompetition, Nonsolicitation And Nondisparagement

          (a)......Noncompetition.  For a period  of five (5)  years  after  the
     Closing Date, Seller shall not, anywhere in the United States, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the Pest Business ("Competing Business"), provided, however, that Seller may purchase or otherwise acquire up to (but not more than) two percent (2%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

          (b)......Nonsolicitation.  For a period  of five (5)  years  after the
     Closing Date, Seller shall not, directly or indirectly:

               (i)......solicit  the business of any Person who is a customer of
          Buyer;

               (ii).....cause,   induce  or  attempt  to  cause  or  induce  any
          customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer;

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               (iii)....cause,   induce  or  attempt  to  cause  or  induce  any
          customer,   supplier,  licensee,   licensor,   franchisee,   employee,
          consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or

               (iv).....hire,  retain or attempt to hire or retain any  employee or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

          (c)......Nondisparagement.  After the  Closing  Date,  Seller will not disparage Buyer or any of Buyer's shareholders, directors, officers, employees or agents.

          (d)......Modification  of Covenant.  If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 10.8(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 10.6 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 10.6 is reasonable and necessary to protect and preserve Buyer's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller.

     10.7.....Customer And Other Business Relationships

     After the Closing, Seller will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Seller will satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Seller will refer to Buyer all inquiries relating to such business. Neither Seller nor any of its officers, employees, agents or shareholders shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing, including disparaging the name or business of Buyer.

     10.8.....Retention Of And Access To Records

     After the Closing Date, Buyer shall retain for a period consistent with Buyer's record-retention policies and practices those Records of Seller delivered to Buyer. Buyer also shall provide Seller and Shareholders and their Representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice for any reasonable business purpose specified by Seller and Shareholders in such notice. After the Closing Date, Seller shall provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by Buyer in such notice. Buyer, on the one hand, and Seller and Shareholders, on the other, shall have the right to make copies of the Records at its own expense.

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In addition,  if requested by Seller or Shareholders to defend any claims, Buyer shall make former employees of Seller hired by Buyer reasonably available to Seller and Shareholders, including for depositions. Seller and Shareholders shall reimburse Buyer for any and all reasonable out of pocket expenses incurred by it in connection with the covenants set forth in this Section 10.8.

     10.9.....Termite Contract Covenants.  After the Closing Date and subject to the terms of this Section 10.9, Buyer shall be obligated to perform any and all obligations of the Seller under any Termite Guarantee Contract. Unless and until a customer under a specific Termite Guarantee Contract makes a renewal payment to the Buyer, and the period for which such renewal payment date has commenced, the Seller shall be responsible for any and all costs and/or expenses incurred in performing such obligations under such Termite Guarantee Contract in excess of $[***], and shall promptly reimburse Buyer for any such amounts upon receipt of a statement therefor. Provided, however, that in the event that a customer has asserted a claim under a Termite Guarantee Contract before the Closing, then the Seller shall be responsible for all costs and/or expenses incurred by Buyer in performing Seller's obligations under such Termite Guarantee Contract in satisfying such claim, and shall promptly reimburse Buyer for any such amounts upon receipt of a statement therefor. In the event that the Seller does not remit such reimbursement to the Buyer within ten (10) days of the receipt of the statement therefor, the Buyer shall no longer be obligated to perform further services under such Termite Guarantee Contract, and such obligation shall revert to the Seller. Additionally, the Seller shall have the right to cause such reimbursement amount to be withdrawn from the Escrow, and such claim shall not be subject to the Basket.

     10.10....Receivables Repurchase Obligations.

          (a)......Between the Closing Date and the Repurchase Date, Buyer shall
     (i) use its Best Efforts to collect the Accounts Receivable, and (ii) shall apply any payments received from any customer from whom an Accounts Receivable is due to the oldest outstanding invoice from such customer, unless such customer specifically designates a payment to be applied to a particular invoice.

          (b)......Buyer   shall  have  the  right,   by  written   notice  (the
     "Receivables Notice") to Seller given on or after [***] ([***]) year following the Closing Date (the "Repurchase Date"), to require Seller to repurchase for cash and without recourse, within five (5) days of the date of the Receivables Notice, all of the Accounts Receivable of Seller reflected on the books and records of the Seller on the Closing Date that are uncollected at the Repurchase Date. Seller shall repurchase uncollected Accounts Receivable for a purchase price equal to their aggregate face value. Seller shall deliver the purchase price for such Accounts Receivable by wire transfer, and in the event that Seller shall not wire transfer the purchase price within five (5) days of the Receivables Notice, then the Buyer shall have the right, under the Escrow Agreement, to cause such purchase price to be withdrawn from the Escrow. Such reimbursement shall not be subject to the Basket.

          (c)......Buyer  shall execute and deliver to Seller all instruments as shall be reasonably necessary to effectively vest in Seller all of the right, title and interest of Buyer with

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

     respect to any uncollected Accounts Receivable repurchased by Seller pursuant to this subsection without representation or recourse.

          (d)......Notwithstanding  the foregoing provisions,  in the event that the cumulative amount of the Accounts Receivable collected as of the first anniversary of the Closing Date exceeds the Net Purchased Receivables, then Seller shall not have the obligation to repurchase, and Buyer does not have any obligation to sell, any Accounts Receivable. As used herein, "Net Purchased Receivables" shall mean the total amount of all Accounts
     Receivable   acquired  by  Buyer  from  Seller,   less  such  reserves  for
     noncollectibility at the Closing, determined in accordance with the representations and warranties set forth in Section 3.11 hereof.

     10.11....Disposal of Obsolete Inventory.  If any of the Inventories are not
labeled for current use under applicable Environmental Laws, then Seller shall, after notice to the Buyer, dispose of such Inventory in accordance with applicable Legal Requirements prior to the Closing. At the Closing, Seller shall deliver to Buyer a certificate stating that Seller has complied with the requirements of this Section 10.11.

     10.12....Further Assurances

     Subject to the proviso in Section 6.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

11. INDEMNIFICATION; REMEDIES

     11.1.....Survival

     All representations, warranties, covenants and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 2.7 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 11.6. Except as provided in Section 11.12(c), the right to indemnification or reimbursement based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The right to indemnification provided by this Article 11 shall be the exclusive remedy for Damages arising from or in connection with the occurrences in Section 11.2(a) through (j) or Section 11.3(a) through (f). The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

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
     11.2.....Indemnification And Reimbursement By Seller And Shareholders

     Subject to the provisions of this Article 11, Seller and each Shareholder, jointly and severally, will indemnify and hold harmless Buyer, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

          (a)......any  Breach of any  representation or warranty made by Seller or any Shareholder in (i) this Agreement (without giving effect to any supplement to the Disclosure Letter), (ii) the Disclosure Letter, (iii) the supplements to the Disclosure Letter, (iv) the certificates delivered pursuant to Section 2.7, (v) any transfer instrument or (vi) any other certificate, document, writing or instrument delivered by Seller or either Shareholder pursuant to this Agreement;

          (b)......any  Breach of any  covenant or  obligation  of Seller or any
     Shareholder in this Agreement or in any other certificate, document, writing or instrument delivered by Seller or any Shareholder pursuant to this Agreement;

          (c)......any  brokerage  or finder's  fees or  commissions  or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller or any Shareholder (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

          (d)......any  product or component thereof manufactured by or shipped, or any services provided by, Seller, in whole or in part, prior to the Closing Date;

          (e)......any  matter  disclosed  in Parts  3.18(a),(b),  or (c) of the
     Disclosure Letter;

          (f)......any  noncompliance  with any Bulk  Sales  Laws or  fraudulent transfer law in respect of the Contemplated Transactions;

          (g)......any  liability  under  the WARN Act or any  similar  state or local Legal Requirement that may result from an "Employment Loss", as defined by 29 U.S.C. sect. 2101(a)(6), caused by any action of Seller prior to the Closing;

          (h)......any Employee Plan that is not an Assumed Plan;

          (i)......any Assumed Plan, but only with respect to all periods ending on or prior to the Closing Date; or

          (j)......any Retained Liabilities,  regardless of whether the Retained
     Liability was known or disclosed to Buyer, or whether the existence of such Liabilities breached any of Seller's warranties, representations, or covenants set forth in Section 3.22.

     11.3.....Indemnification And Reimbursement By Buyer

     Buyer will indemnify and hold harmless Seller, and will reimburse Seller, for any Damages arising from or in connection with:

          (a)......any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

          (b)......any  Breach of any  covenant or  obligation  of Buyer in this
     Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

          (c)......any  claim by any Person for  brokerage  or finder's  fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions;

          (d)......any  obligations of Buyer with respect to bargaining with the collective bargaining representatives of Active Hired Employees subsequent to the Closing; or

          (e)......any Assumed Liabilities; and

          (f)......any  payments  made by Western  after the  Closing  Date with respect to any guarantee of any Real Property Lease assigned to Buyer.

     11.4.....Limitations On Amount -- Seller And Shareholders

     (a)......The  indemnification  obligations of Seller and Shareholders under
Section 11.2 shall be limited to the maximum amount of [***] Dollars ($[***]) (the "Maximum Indemnification Amount"). If the Buyer does not provide written notice to the Seller on or before the Closing Date that an Environmental Assessment Report has identified one or more conditions which require Remedial Actions under any Environmental Law or which could otherwise reasonably be expected to give rise to liability or expense under any Environmental Law, then the Maximum Indemnification Amount shall automatically be reduced to [***] ($[***]) on the [***] anniversary of the Closing
Date; provided, however, that environmental conditions at Designated Facilities shall not limit or bar the reduction of the Maximum Indemnification Amount under this Section 11.4(a).

     (b)......Seller   and   Shareholders   shall   have   no   liability   (for
indemnification or otherwise) with respect to claims under Section 11.2 until the total of all Damages with respect to such matters exceeds [***] Dollars ($[***]) (the "Basket") and then only for the amount by which such Damages exceed the Basket. Provided, however, that this Section 11.4(b) will not apply to claims or Damages attributable to claims under Sections 11.2(c), 11.2(e), 11.2(f), or 11.2(h), amounts paid by Buyer which should have been, but were not, listed as an Assumed Payable or Equivalent in determining the Purchase Price, any intentional Breach of any of Seller's and Shareholders' representations and warranties, or any intentional Breach by

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

Seller or any Shareholder of any covenant or obligation, or any Retained Liability described in Sections 2.4(b)(iii) (as to Taxes which are income taxes or a Potential Successor Tax), 2.4(b)(iv), 2.4(b)(viii), 2.4(b)(x), 2.4(b)(xi), 2.4(b)(xii), 2.4(b)(xiii), or 2.4(b)(xvi), and Seller and the Shareholders will be jointly and severally liable for all such claims and Damages.

     11.5.....Limitations On Amount -- Buyer

          (a)......The  indemnification  obligations  of the Buyer under Section
     11.3 shall be limited to the Maximum Indemnification Amount.

          (b)......Buyer   will  have  no  liability  (for   indemnification  or
     otherwise) with respect to claims under Section 11.3 until the total of all Damages with respect to such matters exceeds [***] Dollars
     ($[***]) and then only for the amount by which such Damages exceed [***] Dollars ($[***]). However, this Section 11.5(b) will not apply to any intentional Breach of any of Buyer's representations and warranties or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

     11.6.....Time Limitations

          (a)......If  the Closing  occurs,  Seller and  Shareholders  will have liability (for indemnification) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Sections 2.1 and 2.4(b) and Articles 10 and 12) or (ii) a representation or warranty (other than those in Sections 3.9, 3.14, 3.16, 3.22 and 3.27), only if on or before the [***] ([***])
     anniversary of the Closing Date, Buyer notifies Seller or Shareholders of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer. Any claim of Breach of a covenant, representation or warranty under Section 2.1 (Assets to be Sold) and claims under Section 2.4(b) and Section 11.2(j) (Retained Liabilities) (except for claims brought also as, that could properly be brought as, or that, but for the expiration of the specific time periods referred to in this Section 11.6(a), could have been brought as, a Breach of a specific representation and warranty, all of which shall be governed by the other provisions of this Section 11.6(a)), claims under Articles 10 (Additional Covenants) and 12 (Confidentiality), and claims under Sections 3.9 (Title to Assets) and
     3.27 (Advisers) may be made at any time; any claim of Breach of a covenant, representation or warranty under Sections 3.14 (Taxes) and 3.16 (Employee Benefits) may be made at any time until such claim is barred by the applicable statute of limitations. Any claim for Environmental Liabilities brought under, or that could properly be brought under, Section 11.2(j) and/or a claim of Breach of a covenant, representation or warranty under
     Section 3.22 (Environmental Matters) may be made at any time before the [***] ([***]) anniversary of the Closing Date.

          (b).....If  the  Closing  occurs,   Buyer  will  have  liability  (for
     indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Article 12 (Confidentiality), as to which a claim may be made at any time) or (ii) a representation or warranty (other than that set forth in Section 4.4 (Advisers), as to which a claim may be made at any time), only if on or before the [***] ([***]) anniversary of the Closing Date, Seller or Shareholders notify Buyer of a

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

     claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller or Shareholders.

     11.7.....Payment; Escrow

     Upon notice to Seller specifying in reasonable detail the basis therefore, Buyer may give notice of a claim in such amount under the Escrow Agreement. Upon a determination of Damages that is binding on Seller and the Shareholders, the amount of such Damages shall be paid first from the account established by the Escrow Agreement until such account has been fully depleted, and after such account has depleted, by wire transfer of immediately available funds from Seller and the Shareholders to Buyer within ten (10) days of the date such amount is determined. Upon a determination of Damages that is binding on Buyer, the amount of such Damages shall be paid by wire transfer of immediately available funds from Buyer to the Selling Parties Representative within ten (10) days of the date such amount is determined.

     11.8.....Third-Party Claims

          (a)......Promptly  after  receipt by a Person  entitled  to  indemnity under Section 11.2 or 11.3 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

          (b)......If  an  Indemnified  Person gives notice to the  Indemnifying
     Person pursuant to Section 11.8(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person to the extent the Indemnifying Party is obligated to provide indemnification for such matter.

          (c)......Notwithstanding  the  foregoing,  if  an  Indemnified  Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

          (d)......Notwithstanding  the  provisions of Section 13.4,  Seller and each Shareholder hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller and Shareholders with respect to such a claim anywhere in the world.

          (e)......With   respect   to  any   Third-Party   Claim   subject   to
     indemnification under this Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

          (f)......With   respect   to  any   Third-Party   Claim   subject   to
     indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that:
     (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

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
     11.9.....Procedures for Indemnification

          (a)......A  claim  for  indemnification  under  this  Article  11  (an
     "Indemnification Claim") shall be made by the Indemnified Person by delivery of a written declaration to the Indemnifying Person requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Damages and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as the Indemnified Person shall have concerning such Third Party Claim.

          (b)......If  the  Indemnification  Claim involves a Third Party Claim, the procedures set forth in Section 11.8 hereof shall be observed by the Indemnified Person and the Indemnifying Person.

          (c)......If the  Indemnification  Claim involves a matter other than a
     Third Party Claim for which the Indemnifying Person has assumed the defense under Section 11.8, the Indemnifying Person shall have thirty (30) Business Days to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnified Person specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnifying Person and the Indemnification Claim shall be paid in accordance with Section 11.7 hereof. If an objection is timely interposed by the Indemnifying Person, then the Indemnified Person and the Indemnifying Person shall negotiate in good faith for a period of sixty
     (60) Business Days from the date (such period is hereinafter referred to as the "Negotiation Period") the Indemnified Person receives such objection. After the Negotiation Period, if the Indemnifying Person and the Indemnified Person still cannot agree on an Indemnification Claim, either the Indemnifying Person or the Indemnified Person may submit the dispute for resolution to a court of competent jurisdiction.

          (d)......Upon  determination of the amount of an Indemnification Claim that is binding on both the Indemnifying Person and the Indemnified Person, the Indemnified Person shall have the right to cause the amount of such Indemnification Claim to be withdrawn from the Escrow. If the Indemnifying Person is Buyer, or if the Escrow has been exhausted or terminated, the Indemnifying Person shall pay the amount of such Indemnification Claim by wire transfer of immediately available funds within ten (10) days of the date such amount is determined.

     11.10 Indemnification In Case Of Strict Liability Or Negligence of Indemnified Person

     THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 11 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION; PROVIDED, HOWEVER, SELLER AND SHAREHOLDERS SHALL

NOT BE OBLIGATED TO IDEMNIFY THE BUYER GROUP FOR ANY LIABILITY OR DAMAGE IF, AND ONLY TO THE EXTENT THAT, SUCH LIABILITY OR DAMAGE IS PROXIMATELY CAUSED BY A MEMBER OF THE BUYER GROUP.

     11.11....Environmental Work at Designated Facilities

     Notwithstanding anything in this Agreement to the contrary, the parties agree that this Section 11.11 shall govern the reimbursement of Buyer for any Environmental Work to be performed at any of the Facilities listed on Part 11.11 (the "Designated Facilities") to the extent that such Environmental Work relates to contamination existing prior to Closing, including any such contamination that is reported in the Phase II Environmental Site Assessments prepared by Conestoga-Rovers & Associates for the Residex Corporation, Branch #98/901 located in Clark, New Jersey, or that are referenced in Part 3.22 or otherwise:

          (a)......Any  Environmental  Work shall be  performed  by Buyer or its designee.

          (b)......Buyer's  environmental  consultant  shall prepare a work plan setting forth the Environmental Work, including, without limitation, the scope, methods, standards and levels of any remediation to be undertaken, (a "Work Plan"), which shall be provided to Seller no less than thirty (30) days prior to the time such work is to commence, unless a shorter time is required by an applicable Environmental Law or by any governmental agency requiring or overseeing the Environmental Work. If Seller's environmental consultant has comments upon the Work Plan, he or she shall promptly communicate such comments to the Buyer's environmental consultant. If Seller or Seller's consultant reasonably disagrees with the content of the Work Plan, Buyer shall, and shall cause its consultant to, endeavor, in good faith, to resolve any such disagreements as expeditiously as possible. If Seller has not provided either comments to or approval of the Work Plan five (5) days prior to the date on which the work is scheduled to, or is required to, begin, then the Work Plan shall be deemed approved.

          (c)......From  and after the approval of a Work Plan,  the Buyer shall thereafter be entitled to cause certain costs for performing the Environmental Work set forth in the Work Plan to be withdrawn from the Escrow, as follows:

               (i)......For   the  first  [***]  Dollars
          ($[***]) spent on Environmental Work at the Designated Facilities, Buyer shall be entitled to withdraw an amount equal to the Buyer Net Cost of each dollar spent;

               (ii) ....For any additional  amounts spent on Environmental  Work at the Designated Facilities, Buyer shall be entitled to withdraw an amount equal to [***] percent ([***]%) of the Buyer Net Cost of each dollar spent until Buyer shall have spent $[***] of Buyer Net Cost that is not reimbursable;

               (iii)....For any additional  amounts spent on Environmental  Work at the Designated Facilities, Buyer shall be entitled to withdraw an amount equal to the Buyer Net Cost of each dollar spent.

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

          (d)......After  consultation  and  mutual  agreement  by  Buyer's  and
     Seller's respective environmental consultants, Buyer shall apply for any available environmental tax credits for all or any portion of the Environmental Work. In the event that such credits are received, Buyer shall be obligated to deposit into the Escrow an amount equal to the credits received, as and when such credits are applied against a Buyer Tax liability.

          (e)......After  the  Escrow is fully  depleted,  then  Seller  and the
     Shareholders shall jointly and severally be obligated to remit to Buyer, promptly upon receipt of evidence thereof, an amount equal to the Buyer Net Cost of each dollar spent.

          (f)......Except  as specifically  set forth in this Section 11.11, the other terms and conditions of this Agreement shall govern the obligations as between the parties, including those pertaining to Environmental Liabilities, Retained Liabilities, or the warranties set forth in Section 3.22.

     11.12 Miscellaneous.

          (a) The parties hereby agree that any indemnification payments made (and/or payments or adjustments) pursuant to this Agreement shall be treated for all Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Legal Requirements, in which event such payments shall be made in an amount sufficient to indemnify the party on a net after-Tax basis.

          (b) Any amounts recoverable by an Indemnified Person shall be net of any Tax benefits obtained by the Indemnified Person. To the extent that Tax benefits are received after any recovery pursuant to this Article 11, there shall be a corresponding adjustment among the parties without regard to any time limits imposed under this Article 11. The amount of any Tax benefit shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Damages and shall otherwise be determined so that payment by the Indemnifying Person of the Indemnification Claim, as adjusted to give effect to any such Tax benefit, will make the Indemnified Person as economically whole as is reasonably practicable with respect to the Damages to which the Indemnification Claim is based.

          (c) Buyer acknowledges that its officers, directors, employees and authorized representatives and agents have been given an opportunity to examine the agreements, instruments, documents and other information, including the Assets, relating to the Pest Business that they have requested to examine. To the extent that as a result of any such investigation or examination or as a result of Seller's compliance with
     Section 5.5, Buyer has actual knowledge of facts contrary to the statements made in any representation, warranty, covenant or agreement of Seller or the Shareholders set forth herein which, in each case could reasonably be expected to lead to Damages in excess of [***] Dollars ($[***]), and completes the Closing, Buyer shall be estopped from asserting reliance on such contrary representation, warranty, covenant or agreement in connection with any post-Closing claim for indemnification pursuant to this Article
     11. Notwithstanding the foregoing, this Section 11.12(c) shall not apply to any Environmental Liabilities or any breach of the warranties set forth in
     Section 3.22.

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

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
12. CONFIDENTIALITY

     12.1.....Definition Of Confidential Information

          (a)......As   used  in  this   Article  12,  the  term   "Confidential
     Information" includes any and all of the following information of Seller, Buyer or Shareholders that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Buyer on the one hand or Seller and Shareholders, collectively, on the other hand) or its Representatives (collectively, a "Disclosing Party") to the other party or its Representatives (collectively, a "Receiving Party"):

               (i)......all  information that is a trade secret under applicable trade secret or other law;

               (ii).....all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

               (iii)....all  information  concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

               (iv).....all notes, analyses,  compilations,  studies,  summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

          (b)......Any  trade  secrets  of a  Disclosing  Party  shall  also  be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this
     Article 12, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Article 12 to the extent included within the definition. In the case of trade secrets, each of Buyer, Seller and Shareholders hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

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
     12.2.....Restricted Use Of Confidential Information

          (a)......Each   Receiving  Party  acknowledges  the  confidential  and
     proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated
     Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller or Shareholders (each, a "Seller Contact") or an authorized representative of Buyer with respect to Confidential Information of Buyer (each, a "Buyer Contact"). Each of Buyer and Seller and Shareholders shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer, Seller or Shareholders, as the case may be, of the obligations of this Article 12 with respect to such information. Each of Buyer, Seller and Shareholders shall (iv) enforce the terms of this Article 12 as to its respective Representatives; (v) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this
     Article 12; and (vi) be responsible and liable for any breach of the provisions of this Article 12 by it or its Representatives.

          (b)......Unless  and until this  Agreement is  terminated,  Seller and each Shareholder shall maintain as confidential any Confidential Information (including for this purpose any information of Seller or Shareholders of the type referred to in Sections 12.1(a)(i), (ii) and
     (iii), whether or not disclosed to Buyer) of the Seller or Shareholders relating to any of the Assets or the Assumed Liabilities. Notwithstanding the preceding sentence, Seller may use any Confidential Information of Seller before the Closing in the Ordinary Course of Business in connection with the transactions permitted by Section 5.2.

          (c)......From and after the Closing, the provisions of Section 12.2(a)
     above shall not apply to or restrict in any manner Buyer's use of any Confidential Information of the Seller or Shareholders relating to any of the Assets or the Assumed Liabilities.

     12.3.....Exceptions

     Sections 12.2(a) and (b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Article 12 by the Receiving Party or its Representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure, or (d) is required to be disclosed by law or by the rules and regulations of the New York Stock Exchange.

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
     12.4.....Legal Proceedings

     If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 12, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 12. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this
Section 12.4 do not apply to any Proceedings between the parties to this Agreement.

     12.5.....Return Or Destruction Of Confidential Information

     If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

     12.6.....Attorney-Client Privilege

     The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party's Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; and
(d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

13. GENERAL PROVISIONS

     13.1.....Expenses

          Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. Seller will pay [***] of the fees and expenses of the escrow agent under the Escrow Agreement. Buyer will pay
     [***] amounts payable to the Title Insurer in respect of the Title Commitments, the Title Policy, including premiums (including premiums for endorsements) and search fees. Buyer will pay [***] and Seller will pay [***] of (a) the HSR Act filing fee, (b) the fees and expenses of Standard & Poor's Corporate Value Consulting, the appraiser of the Real Property, and (c) any governmental filings or notifications necessitated by the transactions contemplated hereby. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

     13.2.....Public Announcements

          (a)......Any public  announcement,  press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the parties shall mutually determine, or at such earlier time as the Buyer or its counsel shall determine to be required by law or by the rules and regulations of the New York Stock Exchange after reasonable notice to Seller. Except with the prior consent of the other party or as permitted by this Agreement, neither the Buyer, on the one hand, or the Seller and/or any Shareholder, on the other hand, nor any of their Representatives shall disclose to any Person (i) the fact that any Confidential Information of the other party has been disclosed to the first party, that the first party has inspected any portion of the Confidential Information of the other party, that any Confidential Information of the first party has been disclosed to the other party or their Representatives or that the other party or their Representatives have inspected any portion of the Confidential Information of the first party; or (ii) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement).

          (b)......Seller  and Buyer will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

[***] - Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.

     13.3.....Notices

     All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

If to Seller:                                 Western Industries, Inc.
                                              800 Lanidex Plaza
                                              P.O. Box 367
                                              Attn:    Robert A. Sameth
                                              Parsippany, New Jersey 07054-0367
                                              Telecopy Number: ______________
                                              e-mail: _______________________

With a copy to:                               Alston & Bird LLP
                                              One Atlantic Center
                                              1201 West Peachtree Street
                                              Atlanta, Georgia 30309-3424
                                              Attn:    Alexander W. Patterson
                                              Telecopy number: (404) 253-8289
                                              e-mail: apatterson@alston.com

If to Orkin:                                  Orkin, Inc.
                                              2170 Piedmont Road, N.E.
                                              Atlanta, Georgia 30324
                                              Attn: President
                                              Telecopy number: 404-888-2279
                                              e-mail: gwrollins@rollins.com

With a copy to:                               General Counsel
                                              Rollins, Inc.
                                              P.O. Box 647
                                              Atlanta, Georgia 30301
                                              Telecopy number: 404-888-2731
                                              e-mail: kmayton@rollins.com

With a copy to:                               Jonathan Golden, Esq.
                                              Arnall Golden & Gregory
                                              2800 One Atlantic Center
                                              1201 West Peachtree Street

                                              Atlanta, Georgia 30309-3450
                                              Telecopy number: (404) 873-8701
                                              e-mail: jonathan.golden@agg.com


     13.4.....Jurisdiction; Service Of Process

     Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of Georgia, Fulton County, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

     13.5.....Enforcement Of Agreement

     Buyer, on the one hand, and Seller and Shareholders, on the other, each acknowledge and agree that the other party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by the other party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer or the Seller and the Shareholders, as appropriate, may be entitled, at law or in equity, each party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

     13.6.....Waiver; Remedies Cumulative

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     13.7.....Entire Agreement And Modification

     This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Disclosure Letter, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

     13.8.....Disclosure Letter

          (a)......The  information in the  Disclosure  Letter  constitutes  (i)
     exceptions to particular representations, warranties, covenants and obligations of Seller and Shareholders as set forth in this Agreement or
     (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

          (b)......The  statements in the  Disclosure  Letter,  and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement unless appropriate cross referencing is made.

     13.9.....Assignments, Successors And No Third-Party Rights

     No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign all, or any part of its rights and delegate any of its obligations under this Agreement to any Related Person of Buyer and may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions, provided that Buyer is not relieved of any of its obligations hereunder by such assignment. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.

     13.10....Severability

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     13.11....Construction

     The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Parts" refer to the corresponding Articles, Sections and Parts of this Agreement and the Disclosure Letter.

     13.12....Time Of Essence

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     13.13....Governing Law

     This Agreement will be governed by and construed under the laws of the State of Georgia without regard to conflicts-of-laws principles that would require the application of any other law.

     13.14....Execution Of Agreement

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     13.15....Shareholder Obligations

     The liability of each Shareholder hereunder shall be joint and several with Seller and with the other Shareholders. Where in this Agreement provision is made for any action to be taken or not taken by Seller, Shareholders jointly and severally undertake to cause Seller to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Shareholders shall be jointly and severally liable with Seller for the indemnities set forth in
Article 11.

     13.16....Representative Of Seller And Shareholders

          (a)......Seller  and each Shareholder  hereby constitutes and appoints
     Robert A. Sameth as their representative ("Selling Parties Representative") and their true and lawful attorney in fact, with full power and authority in each of their names and on behalf of each of them:

               (i)......to  act on  behalf  of  each  of  them  in the  absolute discretion of the Selling Parties Representative, but only with respect to the following provisions of this Agreement, with the power to: (A) designate the accounts for payment of the Purchase Price pursuant to Section 2.7(b)(i); (B) act pursuant to Section 2.9 with respect to any Purchase Price adjustment; (C) act under the Escrow Agreement; (D) act pursuant to Section 10.1(i)(ii) with respect to the Severance Escrow; (E) consent to the assignment of rights under this Agreement in accordance with Section 13.9; (F) give and receive notices pursuant to Section 13.3; (G) terminate this Agreement pursuant to Section 9.1 or waive any provision of this Agreement pursuant to Article 8, Section 9.1 and Section 13.6; (H) accept service of process pursuant to Section 13.4; and (I) act in connection with any matter as to which Seller and each of the Shareholders, jointly and severally, have obligations, or are Indemnified Persons, under Article 11; and

               (ii).....in  general,  to do all things and to perform  all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 13.16.

               This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made herein and is irrevocable and shall not be terminated by any act of either of the Shareholders or Seller or by operation of law, whether by the death or incapacity of either Shareholder or by the occurrence of any other event. Each Shareholder and Seller hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by the Selling Parties Representative pursuant to this Section 13.16. Each of the Shareholders and Seller agree that the Selling Parties Representative shall have no obligation or liability to any Person for any action or omission taken or omitted by the Selling Parties Representative in good faith hereunder, and each of the Shareholders shall, on a proportionate basis in accordance with his or her ownership interest in the Seller, indemnify and hold the Selling Parties Representative harmless from and against any and all loss, damage, expense or liability (including reasonable counsel fees and expenses) which the Selling Parties Representative may sustain as a result of any such action or omission by the Selling Parties Representative hereunder.

          (b)......Buyer and the escrow agent designated in the Escrow Agreement shall be entitled to rely upon any document or other paper delivered by the Selling Parties Representative as (i) genuine and correct and (ii) having been duly signed or sent by the Selling Parties Representative, and neither Buyer nor such escrow agent shall be liable to either of the Shareholders or Seller for any action taken or omitted to be taken by Buyer or such escrow agent in such reliance.



                          [SIGNATURES ON THE NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER:

ORKIN, INC.

By: /s/ Glen W. Rollins
    -------------------------------------------------------------------


SELLER:

WESTERN INDUSTRIES, INC.

By: /s/ Robert Sameth
    -------------------------------------------------------------------


WESTERN EXTERMINATING COMPANY, INC.

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: President
    -------------------------------------------------------------------


WESTERN EXTERMINATING CO., INCORPORATED

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: President
    -------------------------------------------------------------------


WESTERN EXTERMINATING COMPANY OF ATLANTIC CITY, INC.

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: President
    -------------------------------------------------------------------


WESTERN EXTERMINATING COMPANY OF DELAWARE

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: President
    -------------------------------------------------------------------

WESTERN EXTERMINATING COMPANY OF FLORIDA, INC.

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: President
    -------------------------------------------------------------------


WESTERN EXTERMINATING COMPANY OF MARYLAND, INC.

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: President
    -------------------------------------------------------------------


WESTERN EXTERMINATING COMPANY OF PENNSYLVANIA

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: President
    -------------------------------------------------------------------


WESTERN EXTERMINATING COMPANY OF VIRGINIA, INC.

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: President
    -------------------------------------------------------------------


JBD INCORPORATED

By: /s/ Steven G. Petouvis
   --------------------------------------------------------------------

Its: President
    -------------------------------------------------------------------


WESTERN TERMITE & PEST CONTROL OF NORTH CAROLINA, INC.

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: President
    -------------------------------------------------------------------


MEA REALTY CO., L.L.C.

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: President
    -------------------------------------------------------------------


WEME ASSOCIATES, L.L.C.

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: Partner
    -------------------------------------------------------------------


WECO REALTY CORPORATION

By: /s/ Robert Sameth
   --------------------------------------------------------------------

Its: Partner
    -------------------------------------------------------------------


SHAREHOLDERS:


/s/ Jeanne S. Burke
------------------------------------------
JEANNE S. BURKE


/s/ Richard E. Sameth
------------------------------------------
RICHARD E. SAMETH


/s/ Robert A. Sameth
------------------------------------------
ROBERT A. SAMETH

                           ACCEPTANCE AND AGREEMENT OF
                         SELLING PARTIES REPRESENTATIVE

     The  undersigned,  being the Selling Parties  Representative  designated in
Section 13.16 of the foregoing Asset Purchase Agreement, agrees to serve as the Selling Parties Representative and to be bound by the terms of such Asset Purchase Agreement pertaining thereto.


/s/ Robert A. Sameth
--------------------------------
Robert A. Sameth

                                    EXHIBITS

*Exhibit 2.5               Purchase Price Allocation
*Exhibit 2.7(a)(i)         Bill of Sale
*Exhibit 2.7(a)(ii)        Assignment and Assumption Agreement
*Exhibit 2.7(a)(iv)        Form of Assignment and Assumption of Lease
*Exhibit 2.7(a)(v)         Form of Intellectual Property Asset Assignments
*Exhibit 2.7(a)(viii)       Form of Employment Agreement
*Exhibit 2.7(a)(ix)         Form of Noncompetition Agreement
*Exhibit 2.7(a)(x)         Escrow Agreement
*Exhibit 2.8(b)            Calculation methodology for Estimated Acquired Net
                           Assets
*Exhibit 7.4(a)            Opinion of Seller's Counsel
*Exhibit 7.10              Ancillary Agreements
*Exhibit 8.3               Buyer Consents
*Exhibit 8.4(a)            Opinion of Buyer's Counsel
*Exhibit 10.1(k)            Consulting Agreement


* This Exhibit is omitted in accordance with Item 601(b)(2) of Regulation S-K. Rollins, Inc. agrees to furnish a copy of any omitted Exhibit, on a supplemental basis, to the Commission upon request.

                               DISCLOSURE LETTER*

Part 2.1(b)                Tangible Personal Property
Part 2.1(k)                Acquired Claims against Third Parties
Part 2.1(m)                Assumed Employee Plans
Part 2.2(m)                Other Excluded Assets
Part 2.4(a)(iii)           Specified Assumed Payables
Part 2.4(a)(viii)          Assumed Mortgage Liabilities
Part 2.4(a)(ix)            Specified Employee Liabilities
Part 2.4(a)(xi)            Other Specified Assumed Liabilities
Part 3.1(a)                List of Seller Entities; Jurisdiction of
                           Incorporation; Foreign Qualifications
Part 3.1(c)                Subsidiaries; Other Equity Interests
Part 3.2(b)                Breaches and Violations
Part 3.2(c)                Required Consents
Part 3.3                   Capitalization of Seller; Ownership
Part 3.4                   Exceptions to GAAP, Exceptions to Consistent
                           Accounting Principles
Part 3.6                   Exceptions to Sufficiency of Assets
Part 3.7                   Real Property
Part 3.8                   Real Property Leases
Part 3.9(a)                Real Estate Encumbrances
Part 3.9(b)                Defaults under Real Property Leases
Part 3.9(d)                Non-Real Estate Encumbrances and Permitted Non-Real
                           Estate Encumbrances
Part 3.10(b)               Tangible Personal Property not In the Possession of
                           Seller
Part 3.11                  Accounts Receivable; Aging
Part 3.13                  Non-Balance Sheet Liabilities
Part 3.14(a)               Unpaid Taxes
Part 3.14(b)               List of Tax Returns; Tax Proceedings
Part 3.14(c)               Tax Assessments; Deficiencies
Part 3.14(d)(ii)           Federal Tax Classification
Part 3.14(d)(iii)          State Income or Franchise Tax Filings
Part 3.14(d)(iv)           Nondeductible Payments
Part 3.16(a)               Employee Benefit Plans
Part 3.16(c)               Exceptions to Funding of Employee Benefit Plans
Part 3.16(d)               Individuals subject to COBRA; FMLA; Uniformed
                           Services Employment and Reemployment Rights Act
Part 3.16(e)               Employee Benefit Plan Filings
Part 3.16(h)               Self-Insurance for Worker's Compensation
Part 3.16(i)               Accelerated Compensation Obligations
Part 3.17(a)               Exceptions to Compliance with Legal Requirements
Part 3.17(b)               Governmental Authorizations
Part 3.18(a)               Legal Proceedings that may affect Transaction
Part 3.18(b)               Legal Proceedings that may restrict Business

Part 3.18(c)               Violations of Orders
Part 3.19                  Absence of Changes and Events
Part 3.20(a)               Material Contracts
Part 3.20(b)               Rights of Shareholders in Contracts
Part 3.20(c)               Breaches; Consents
Part 3.20(d)               Compliance with terms of Seller Contracts; Exceptions
Part 3.21(a)               Policies of Insurance
Part 3.21(b)               Self Insurance; Insurance-like arrangements
Part 3.21(c)               Insurance Loss Experience
Part 3.21(d)               Exceptions to Validity and Sufficiency of Insurance
Part 3.22                  Environmental Matters
Part 3.22(p)               Environmental Permits
Part 3.22(q)               Exceptions to Environmental Compliance
Part 3.23(a)               Active Employees
Part 3.23(b)               Retired Employees entitled to benefits from Seller
Part 3.23(c)               Terminated Employees
Part 3.23(f)               Violations of Occupational Safety & Health Laws
Part 3.24(b)               Collective Bargaining Agreements; Violations to Labor
                           Laws
Part 3.25(b)               Seller Contracts relating to Intellectual Property
                           Assets
Part 3.25(c)               Sufficiency of Intellectual Property Assets
Part 3.25(d)               Patents
Part 3.25(e)               Marks
Part 3.25(f)               Copyrights
Part 3.25(h)               Net Names
Part 3.26                  Related Party Transactions
Part 3.27                  Advisers
Part 7.3                   Material Consents
Part 7.9                   Key Employees
Part 10.1(b)(i)            Excluded Active Employees
Part 10.1(i)(i)            Calculation of Entitlement to Severance Payment
Part 10.1(i)(ii)           Designated Employees
Part 11.11                 Designated Facilities

* This Disclosure Letter is omitted in accordance with Item 601(b)(2) of Regulation S-K. Rollins, Inc. agrees to furnish a copy of any omitted Part, on a supplemental basis, to the Commission upon request.

                                       2